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As filed with the Securities and Exchange Commission on May 31, 2005

Registration No. 333-123342

SECURITIES AND EXCHANGE COMMISSION

Pre-effective Amendment No. 1
to
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TNT N.V.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

The Netherlands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

Neptunusstraat 41 - 63
2132 JA Hoofddorp
The Netherlands
+31 20 500 6000
(Address and telephone number of Registrant's principal executive offices)

Ruth Dicker
TNT Logistics North America Inc.
10751 Deerwood Park Blvd. Suite 200
Jacksonville, Florida 32256
+1 904 996 1256
(Name, address and telephone number of agent for service)

Copy of communications to:

Paul Burns
Allen & Overy LLP
One New Change
London EC4M 9QQ
United Kingdom
+44 207 330 3000

        Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:    ☐

Calculation of Registration Fee

Title of each class of securities to be registered(1)	Amount to be registered(2)(3)	Proposed maximum offering price per unit(2)(3)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee(4)

Ordinary shares, €0.48 par value(5)			$1,000,000,000	$117,700(6)

Debt securities(7)

Warrants

Purchase contracts

Units(8)

Total			$1,000,000,000	$117,700

(1)
These securities may be sold separately, together or as units with other securities registered hereunder. American Depositary Shares issuable on deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6.
(2)
There are being registered under this registration statement such indeterminate number of ordinary shares, debt securities, warrants, purchase contracts and units as shall have an aggregate offering price not to exceed $1,000,000,000. If any debt securities are issued at original issue discount, such greater principal amount as shall result in net proceeds to the registrant of $1,000,000,000 or the equivalent in foreign currency is being registered under this registration statement. The proposed maximum offering price per security will be determined, from time to time, by the registrant in connection with the issuance of the securities under this registration statement.
(3)
Pursuant to General Instruction II.C of Form F-3, not specified with respect to each class of securities to be registered.
(4)
Calculated in accordance with Rule 457(o) under the Securities Act of 1933.
(5)
Includes such indeterminate number of ordinary shares as may be sold from time to time, including sales upon the exercise of warrants or delivery upon settlement of purchase contracts. Also includes such indeterminate number of ordinary shares as may be issued from time to time upon conversion or exchange of securities registered hereunder that are convertible or exchangeable into ordinary shares, to the extent any of such securities are, by their terms, convertible or exchangeable for ordinary shares without the receipt of additional consideration. Pursuant to Rule 457(i), no additional registration fee is required in respect of such ordinary shares. American depositary shares issuable upon deposit of ordinary shares are registered under a separate registration statement on Form F-6 (File No. 333-8802).
(6)
Previously paid on March 15, 2005, in connection with the initial filing of this registration statement.
(7)
Includes such indeterminate number of debt securities as may be sold from time to time, including sales upon the exercise of warrants or delivery upon settlement of purchase contracts. Also includes such indeterminate number of debt securities as may be issued from time to time upon conversion or exchange of securities registered hereunder that are convertible or exchangeable into debt securities, to the extent any of such securities are, by their terms, convertible or exchangeable for debt securities without the receipt of additional consideration. Pursuant to Rule 457(i), no additional registration fee is required in respect of such debt securities.
(8)
Includes such indeterminate number of securities as may be sold from time to time as units consisting of more than one type of security registered hereunder.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy the securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 31, 2005

PROSPECTUS

TNT N.V.
 (a Netherlands public company with limited liability)

U.S. $1,000,000,000

        TNT N.V. (formerly known as TPG N.V.) may offer its ordinary shares, in the form of ordinary shares or American Depositary Shares (ADSs), senior or subordinated debt securities, including debt securities convertible or exchangeable into its ordinary shares, warrants, purchase contracts and units for sale through this prospectus.

        We may offer these securities from time to time in one or more offerings with a total initial offering price of up to U.S. $1,000,000,000. We may also offer any combination of these securities.

        We will provide the specific terms of the securities that we may offer in supplements to this prospectus. You should read this prospectus, any prospectus supplement and any pricing supplement carefully before you invest. You should also consider carefully the documents incorporated by reference in this prospectus and in any prospectus supplement or any pricing supplement and in the registration statement to which they relate, before you invest.

        Investing in our securities involves risks. Carefully consider the "Risk factors" beginning on page 73 of our Annual Report on Form 20-F (filed under the name TPG N.V.) for the year ended December 31, 2004, as well as the risk factors included in the applicable prospectus supplement or pricing supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    •    , 2005.

        No person is authorized to give any information or represent anything not contained in this prospectus and the accompanying prospectus supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus and any accompanying prospectus supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

        In this prospectus, "TNT", the "Company", "we", "us" and "our" refer to TNT N.V. and its subsidiaries.

 FORWARD-LOOKING STATEMENTS

        Except for historical statements and discussions, statements contained in this prospectus constitute "forward-looking statements" within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. Forward-looking statements generally can be identified by the use of terms such as "ambition", "may", "will", "expect", "intend", "estimate", "aim", "hope", "anticipate", "believe", "plan", "seek", "continue" or similar terms. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. These forward-looking statements are based on current expectations, estimates, forecasts, projections about the industries in which we operate, management's beliefs and assumptions made by management about future events. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside of our control, that may cause actual results to differ materially from any future results expressed or implied from the forward-looking statements. All material risks currently known to us have been discussed in our most recent Annual Report on Form 20-F filed with the SEC, beginning on page 73.

        Important factors that may cause such differences include, but are not limited to:

  •
  substitution of alternative methods for delivering information for our mail and express services,

  •
  regulatory developments and changes, including with respect to the levels of tariffs, the scope of mandatory and reserved services, quality standard, liberalization in the Dutch and European postal markets and the outcome of pending regulatory proceedings,

  •
  competition in the mail, express and logistics businesses,

  •
  decisions of competition authorities regarding proposed joint ventures or acquisitions,

  •
  costs of complying with governmental regulations,

  •
  general economic conditions, government and regulatory policies and business conditions in the markets served by us, including adverse effects of terrorist attacks, anthrax incidents, war or the outbreak of hostilities or epidemic diseases,

  •
  the effect of an economic downturn and other risks and trends in the world economy and the timing, speed and magnitude of any economic recovery,

  •
  our ability to achieve cost savings and realize productivity improvements and the success of investments, joint ventures and alliances,

  •
  changes in currency and interest rates,

  •
  changes in our credit rating and their impact on our financing costs and requirements,

  •
  changes in our relationship with the State of the Netherlands,

  •
  disruptions at key sites,

  •
  incidents resulting from the transport of hazardous materials,

  •
  mismatches between our investment in infrastructure (aircraft, depots and trucks) and our actual capacity needs,

  •
  strikes, work stoppages and work slowdowns and increases in employee costs,

  •
  costs of completing acquisitions or divestitures and integrating newly acquired businesses,

  •
  changes to the international conventions regarding the limitation of liability for the carriage of goods,

  •
  if our subcontractors' employees were to be considered our employees,

  •
  decisions of tax and other authorities with respect to our tax liabilities and the results of our investigations into our tax affairs,

  •
  changes in accounting rules causing different valuation of assets and liabilities, and

  •
  higher costs related to implementation of regulations such as the Sarbanes-Oxley Act.

        These factors and other factors that could affect these forward-looking statements are described in our Annual Report on Form 20-F and our other reports filed with the SEC. As a result of these and other factors, no assurance can be given as to our future results and achievements. You are cautioned not to put undue reliance on these forward-looking statements, which are neither predictions nor guarantees of future events or circumstances. We disclaim any obligation to publicly update or revise these forward-looking statements, whether to reflect new information, future events or circumstances or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are similarly qualified.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the SEC) utilizing the "shelf" registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will contain specific information about the terms of the securities. The prospectus supplement and, if applicable, the pricing supplement may add to or update or change information about us contained in this prospectus, but it will not change the nature of or the terms of the securities that may be offered by us. You should read this prospectus, any prospectus supplement and any pricing supplement together with the additional information described under the heading "Where you can find more information about us".

 TNT N.V.

        We changed our name to TNT N.V. from TPG N.V. on April 11, 2005.

        Our group is composed of three segments: our mail division, our express division and our logistics division. TNT N.V. is a holding company and sets the agneda for the group and these three divisions. We provide a wide range of mail, express and logistics services worldwide. These services involve the collection, storage, sorting, transport and distribution of a wide variety of items for our customers within specific time-frames, and related data and documentation management services.

        Our mail division provides services for collecting, sorting, transporting and distributing domestic and international mail including letters, printed matter and parcels, as well as distributing addressed direct mail and unaddressed mail. Our mail division also provides a range of data and document management services, including direct marketing services and services for managing physical and electronic information flows.

        Our express division provides on-demand door-to-door express delivery services for customers sending documents, parcels and freight. We offer domestic, regional and global express delivery services, primarily for business-to-business customers. Services provided and prices charged to customers are generally classified by transit times, distances to be covered and sizes and weights of consignments.

        Our logistics division provides services focused on supply chain management. These services involve managing infrastructure, organization, processes and enabling technologies for our customers, with the aim to reduce logistics costs and inventories. One key aspect of this is reducing the time it takes to bring goods from our logistics customers' suppliers to our logistics customers' final customers by using the latest technology. These objectives are in addition to the traditional approach towards logistics, which is to ensure that—across the functions of procurement, manufacturing and distribution—the right goods, in the right quantities and condition, are available at the right place and time. We are broadening our global service offering through the addition of freight management services, comprising primarily air and sea freight transportation. This expansion is to be achieved through a series of strategic acquisitions, the first of which, the purchase of the Sweden-based Wilson took place in 2004.

        Our registered office address is Neptunusstraat 41-63, 2132 JA Hoofddorp, the Netherlands. Our telephone number is +31 20 500 6000. Our Internet address is www.group.tnt.com.

        The State of the Netherlands is our largest shareholder. The State holds a special share that gives it the right to approve certain fundamental decisions with respect to us. The State also owns approximately 18.6% of our issued ordinary shares as of the date of this prospectus. The State has indicated its intention to reduce substantially its holding of our ordinary shares.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We file annual reports with and furnish other information to the SEC. You may read and copy any document filed with or furnished to the SEC by us at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. Our SEC filings are also available to the public through the SEC's web site at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room in Washington D.C. and in other locations.

        As allowed by the SEC, this prospectus does not contain all the information you can find in our registration statement or the exhibits to the registration statement. The SEC allows us to "incorporate by reference" information into this prospectus, which means that:

  •
  incorporated documents are considered part of this prospectus,

  •
  we can disclose important information to you by referring you to those documents, and

  •
  information that we file with or furnish to the SEC after the date of this prospectus that is incorporated by reference in this prospectus automatically updates and supersedes this prospectus.

        Unless otherwise noted, all documents incorporated by reference have the SEC file number 1-14824. This prospectus incorporates by reference the documents of TNT listed below:

  •
  our Annual Report on Form 20-F for the fiscal year ended December 31, 2004 (filed under the name TPG N.V.), and

  •
  each of the following documents that we file with or furnish to the SEC after the date of this prospectus from now until we terminate the offering of securities under this prospectus:

  —
  reports filed under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, and

  —
  reports furnished on Form 6-K that indicate that they are incorporated by reference in this prospectus.

        The documents incorporated by reference in this prospectus contain important information about us and our financial condition. You may obtain copies of these documents in the manner described above. You may also request a copy of these filings, excluding exhibits, at no cost by contacting us as follows:

  TNT Investor Relations
  P.O. Box 13000
  1100 KG Amsterdam
  The Netherlands
  Tel: +31 20 500 6455
  Fax: +31 20 500 7515
  E-mail: Kathryn.Campbell@tnt.com

FINANCIAL INFORMATION

        Except as otherwise noted, we present financial statement amounts in this prospectus and in the documents incorporated by reference in accordance with generally accepted accounting principles in the Netherlands (Dutch GAAP), which differ in certain respects from generally accepted accounting principles in the United States (U.S. GAAP). For a discussion of the principal differences between Dutch GAAP and U.S. GAAP relevant to TNT, see Note 29 to our audited consolidated financial statements included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2004, which is incorporated by reference in this prospectus. From January 1, 2005 we are required to present our consolidated financial information in accordance with International Financial Reporting Standards (IFRS). See page 94 of our Annual Report on Form 20-F.

        We have derived the financial data in this prospectus presenting year-end figures from our audited financial statements.

ENFORCEMENT OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

        TNT is a Netherlands corporation. A substantial number of the directors and management of TNT and certain of the experts named in this prospectus are residents of the Netherlands or other countries outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon TNT or such persons with respect to matters arising under U.S. Federal securities laws or to enforce against them judgments of courts of the United States predicated upon civil liability under the U.S. Federal securities laws. Because of the absence of a convention between the United States and the Netherlands providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters, it is uncertain whether a court in the Netherlands, in original actions or in actions for enforcement of judgments of United States courts, will find liability or enforce judgments against us, our directors or our officers predicated solely upon the U.S. Federal securities laws. Judgments of United States courts may be enforced by courts in the Netherlands only if such courts independently determine that fairness and good faith require such enforcement and that such enforcement does not contravene principles of public policy of the Netherlands. TNT has consented to service of process in New York City for claims based upon the indenture and the debt securities described under "Description of debt securities".

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table shows our historical ratios of earnings to fixed charges for the periods indicated, computed in accordance with Dutch GAAP and U.S. GAAP.

	As of and for the year ended December 31,
	2004	2003	2002	2001	2000*
Dutch GAAP	7.3	4.7	6.0	6.3	6.3
U.S. GAAP	7.4	4.6	6.6	5.8	5.6

*
Restated to reflect changes in accounting principles. See the notes to our audited consolidated financial statements included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2004, which is incorporated by reference in this prospectus.

        The data used to prepare these ratios have been derived from our consolidated financial statements. Other than annual earnings (income before income taxes) and interest expenses for the years 2000, 2001, 2002, 2003 and 2004 the other components of the calculation have not been audited.

        For purposes of this table:

  •
  "Fixed charges" are calculated by adding:

  (1)
  interest expensed and capitalized,

  (2)
  amortized premiums, discounts and capitalized expenses related to indebtedness, and

  (3)
  such portion of rental expense as can be estimated to be a reasonable approximation of the interest factor.

  •
  "Earnings" means income before tax plus fixed charges.

CAPITALIZATION AND INDEBTEDNESS

        The following table presents our capitalization (1) as of December 31, 2004 in accordance with Dutch GAAP and (2) as of March 31, 2005 in accordance with IFRS. It is important that you read this table together with, and it is qualified by reference to, our audited consolidated financial statements incorporated by reference in this prospectus.

	As of December 31, 2004 (audited)	As of March 31, 2004 (unaudited)(1)
	(in millions of euro)	(in millions of euro)
Cash and cash equivalents	633	437
Current interest-bearing liabilities	51	268
Long-term interest-bearing liabilities
5.125% notes due 2008	1,000	995
Canadian syndicated facility due May 2006	186	194
2.54% bilateral loan maturing 2006	129	—
Finance leases	86	58
Other long-term interest-bearing liabilities	39	37

Total long-term interest-bearing liabilities	1,440	1,284

Group equity
Issued share capital(2)	230	230
Additional paid-in capital	1,421	1,421
Reserves	996	771
Unappropriated net income	572	657
Current period net income	—	193
Minimum pension liability	(454)	—
Minority interests	19	18

Total group equity	2,784	3,290

Total capitalization	4,908	5,279

(1)
From January 1, 2005, all TNT external financial reporting is based on IFRS. This transition resulted in adjustments to our balance sheets and statements of income, mainly due to the cancellation of goodwill amortization and recognizing previously unrecognized gains and losses in our pension liability.
(2)
At March 31, 2005, our issued share capital was €230,524,571 and consisted of one special share and 480,259,522 ordinary shares.

USE OF PROCEEDS

        Unless otherwise set forth in the related prospectus supplement or, if applicable, the pricing supplement, we intend to use the proceeds from the sale of securities offered through this prospectus for TNT's general corporate purposes, which include financing our operations, debt repayment and refinancing, capital expenditures and acquisitions. The specific purpose of any individual issuance of securities will be described in the related prospectus supplement.

DESCRIPTION OF ORDINARY SHARES

        The following is a summary of the terms of our share capital, including brief descriptions of provisions contained in our articles of association, as last amended on April 11, 2005. These summaries and descriptions do not purport to be complete statements of these provisions.

Share capital

        As of May 20, 2005, our total authorized share capital amounted to €1,152 million, consisting of 1,200,000,000 ordinary shares and 1,199,999,999 Preference shares B and one special share, each with a par value of €0.48 per share. At the same date, the special share and 480,259,522 ordinary shares, of which we held 25,679,942 as treasury shares, had been issued. On April 7, 2005 our annual general meeting of shareholders approved a proposal to cancel 20,700,000 of these shares. This cancellation is expected to take place on June 15, 2005.

Ordinary shares

        Our ordinary shares are registered with Euroclear Nederland (formerly known as Nederlandse Centraal Instituut voor Giraal Effectenverkeer B.V. (NECIGEF)) and represented by a global note. Ordinary shares registered with Euroclear Nederland and represented by the global note may be converted into ordinary shares registered in the shareholders register of our company and vice versa at any time. There is no fee due for conversion. The ordinary shares are in bearer form, but may be registered on request of the holder. Our ordinary shares registered with Euroclear Nederland and represented by the global note are listed on Euronext Amsterdam, the London Stock Exchange and the Frankfurt Stock Exchange. American Depositary Shares, each representing one ordinary share registered with Euroclear Nederland and represented by the global note, are listed on the New York Stock Exchange.

Share certificates

        We do not have share certificates for ordinary shares represented by the global note.

        Share certificates are also not available for registered ordinary shares, but holders of registered shares are entered in our register of shareholders. On request of the holder, we are required to provide an extract from the register of shareholders in the name of the holder.

Transfer of ordinary shares

        Ordinary shares are transferable through the book-entry transfer system maintained by Euroclear Nederland.

        Registered ordinary shares are transferred by means of a deed of transfer and, unless we are a party to the legal act underlying the transfer, our written acknowledgement of the transfer of registered ordinary shares.

The special share

        The State of the Netherlands is the holder of the special share, which gives its holder the right to approve decisions that lead to fundamental changes in our group structure. The special share, together with certain other provisions of our articles of association, may have the effect of delaying, deferring or preventing a change in control. The State has committed itself to exercising the rights attached to the special share only to safeguard the general interest in having an efficiently operating postal system in the Netherlands and also to protect its financial interest as a shareholder. The State may not exercise its special share to protect us from unwanted shareholder influence. The State may not transfer or encumber the special share without the approval of our Board of Management and Supervisory Board. Ownership of the special share gives the State the right to approve certain actions, including:

  •
  issuing shares in our capital,

  •
  restrictions on or exclusions of the pre-emptive rights of holders of our ordinary shares,

  •
  mergers, demergers and dissolutions with respect to us and Royal TPG Post B.V.,

  •
  certain capital expenditures,

  •
  certain dividends and distributions, and

  •
  certain amendments to our articles of association and the articles of association of our mail subsidiary Royal TPG Post B.V., including any amendment to the articles of association with respect to

  —
  a modification of the objects clause that relates to performance of the concession obligations,

  —
  the creation of new classes of shares, profit sharing certificates or other securities entitling the holder thereof to the earnings and/or shareholders' equity of the company,

  —
  the cancellation of the special share,

  —
  the cancellation of the preference shares B,

  —
  the transfer of the special share, and

  —
  the amendment of the rights attached to the special share.

        No change to the status of the State's special share is currently proposed. However, as part of its intention to reduce its involvement in our affairs, the State is considering limiting the applicability of rights attached to the special share so that they would apply only to our subsidiary for postal activities in the Netherlands.

Issuance of ordinary shares

        Ordinary shares may be issued, and rights to subscribe for shares (including options and warrants) may be granted, pursuant to a resolution of the Board of Management, subject to the approval of the Supervisory Board and the State as holder of the special share. Under our articles of association, up to 719,740,478 additional ordinary shares may be issued. On April 7, 2005, the annual general meeting of shareholders granted authority to the Board of Management to issue ordinary shares up to a maximum of 10% of the issued share capital plus a further 10% of the issued capital in case an issue takes place in relation to a merger or an acquisition. The authority of the Board of Management (subject to such approvals) to issue ordinary shares will terminate on October 7, 2006. The general meeting of shareholders can, in accordance with the articles of association, extend this authority for a period not exceeding five years in each instance. The State, in its capacity as holder of ordinary shares and the special share, has agreed with us that it will vote in favor of any proposal submitted annually to the annual general meeting of shareholders by the Board of Management to extend the authority of the Board of Management to issue ordinary shares. The authority can also be extended by amendment to the articles of association to that effect. If no such extension is given, the issuance of ordinary shares or rights to subscribe for shares requires a resolution of the general meeting of shareholders, upon a proposal of the Board of Management approved by the Supervisory Board. The resolution of the general meeting also requires the approval of the State as holder of the special share.

        We have agreed with the State that we have the right to issue ordinary shares up to a total par value of €182,833,785, subject to the approval of the State, in its capacity as holder of the special share, and the Supervisory Board. The State has agreed that it will withhold its approval only if:

  •
  any proposed share issue by us is scheduled to take place, or the intention to make such share issue would be made public by us, within nine months prior to any offer of our ordinary shares by the State, and

  •
  if the State in its reasonable opinion expects that such proposed share issue by us would be detrimental to its interests in any later offerings of our ordinary shares by it.

        However, we may within such nine-month period, make a public announcement of our intention to issue any ordinary shares, if

  •
  ordinary shares would be issued exclusively or almost exclusively in exchange for the shares of one or more companies with which we or any of our group companies have concluded a cooperation, merger or acquisition agreement, or

  •
  the announcement is made in relation to a private issue (other than an issue referred to above), provided that the State in its reasonable opinion determines that such announcement would not be detrimental to its interests in any future offering by it.

        The State is otherwise required to give its approval within eight business days upon written request to that effect, if the financial conditions of the issuance reasonably may not be regarded by the State as adversely affecting the interests of shareholders in general.

        In issuing shares, we have agreed to consider the long-term financial interests of the State as the holder of a substantial interest in us.

Pre-emptive rights

        Except for issuances of ordinary shares for non-cash consideration and issuances to our employees, holders of ordinary shares have pro rata pre-emptive rights to subscribe for new issuances of ordinary shares in proportion to their shareholdings. These rights may be restricted or excluded by a resolution of the Board of Management, subject to the approval of the Supervisory Board and the holder of the special share. The State, in its capacity as holder of ordinary shares and the special share, has agreed with us that it will vote in favour of any proposal submitted annually to the annual general meeting of shareholders by the Board of Management to extend the authority of the Board of Management to restrict or exclude the pre-emptive rights of holders of ordinary shares. Holders of ADSs may not be able to exercise pre-emptive rights granted to holders of ordinary shares.

Dividends

        Within five months after the end of our financial year, the Board of Management must prepare annual accounts accompanied by an annual report, which must then be approved by the Supervisory Board and adopted by the general meeting of shareholders. On April 11, 2005, our articles of association were amended to reflect the statutory right of the general meeting to adopt the accounts in accordance with the amendments to the rules for "large" companies under the Dutch Civil Code with effect as of October 1, 2004. The general meeting of shareholders can extend this period by a maximum of six months on account of special circumstances. The annual general meeting of shareholders must be held within six months after the end of the financial year.

        We pay dividends on profits or by exception out of the distributable part of our shareholders' equity as shown in our annual accounts. We may not pay dividends if the payment would reduce shareholders' equity below the sum of the paid-up capital and any reserves required by Dutch law or the articles of association. Subject to certain exceptions, if a loss is sustained in any year, we may not distribute dividends for that year and we may not pay dividends in subsequent years until the loss has been compensated for out of subsequent years' profits.

        We first have to pay dividends on the special share equal to 7% of its par value each year. If preference shares B have been issued and there are remaining profits available for dividends, we then have to pay dividends on the paid-up portion of the par value of such shares of a percentage equal to the average twelve monthly EURIBOR (EURO Interbank Offered Rate), weighted to reflect the number of days for which the payment is made, plus a premium, to be determined by the Board of Management, subject to the approval of the Supervisory Board, of at least one point depending on the pre-existing market conditions. Alternatively, if publication of such rate has been discontinued, the dividend percentage shall be calculated by reference to the arithmetic mean of the average yields of the five longest-dated Dutch state loans plus a premium determined by the Board of Management with the approval of the Supervisory Board.

        After payment of dividends on the special share and the preference shares B, the Board of Management may then determine, with the approval of the Supervisory Board, to appropriate part of the remaining profit to reserves. The profit remaining after appropriation to reserves is distributed as a dividend to the holders of ordinary shares.

        The Board of Management may pass a resolution that has been approved by the Supervisory Board and the holder of the special share that any dividend on ordinary shares be paid, at the holders option, wholly or partly in our ordinary shares rather than in cash. The State, in its capacity as holder of the special share, has agreed with us that it will give any such approval within a period of two business days after a written request from us. The State will give this approval without prejudice to the option, if such option is made available to holders of ordinary shares, of the State in its capacity as holder of ordinary shares to choose between a dividend paid in cash or in ordinary shares.

        Our articles of association include a presumption that we will not pay dividends on shares we hold in treasury unless the Board of Management resolves otherwise and the Supervisory Board gives its approval.

        Pursuant and subject to the Dutch civil code, the Board of Management may, with the prior approval of the Supervisory Board and subject to Dutch statutory provisions, distribute one or more interim dividends.

Voting rights and general meetings

        We are required to hold a general meeting of shareholders within six months after the end of each financial year, among other things, to adopt the annual accounts. Our financial year is the calendar year. Other general meetings of shareholders shall be held as often as the Board of Management or the Supervisory Board deem necessary, subject to applicable provisions of Dutch law. One or more shareholders representing at least 10% of the issued share capital may, upon their request, be authorized by the president of the district court to call a general meeting of shareholders. The president will only give such an authorization if these shareholders have requested our Board of Management and our Supervisory Board in writing to call a general meeting, stating their proposed agenda in detail, and our Board of Management and our Supervisory Board have not taken steps to ensure that a general meeting can be held within six months after their request. General meetings are convened by 15 days prior notice published in a nationally distributed daily newspaper. There are no quorum requirements applicable to general meetings. General meetings of shareholders may only be held in Amsterdam, The Hague, Hoofddorp or in the municipality of Haarlemmermeer (Schiphol).

        One or more shareholders representing at least 1% of the issued capital or holders of shares representing alone or in the aggregate at least a value of €50,000,000 pursuant to the Official Price List of Euronext Amsterdam have the right to request the Board of Management or the Supervisory Board to place items on the agenda of the general meeting of shareholders.

        Each shareholder has the right to attend general meetings of shareholders, either in person or by written or electronic proxy, to address the meeting and to exercise voting rights, subject to the provisions of the articles of association. Holders of shares in registered form must notify us in writing of their intention to attend, in each case by the date specified in the notice convening the general meeting of shareholders, which date may not in any event be earlier than seven days prior to the date of the meeting. Each of the shares in our capital carries the right to cast one vote. Unless otherwise required by law or our articles of association, resolutions are passed by a simple majority of votes cast.

        A resolution of the general meeting of shareholders to amend the articles of association or to merge or to demerge or to dissolve may only be adopted upon a proposal of the Board of Management that has been approved by the Supervisory Board. The holder of the special share must approve the resolutions of the general meeting as described above under the heading "—The special share".

        Upon a proposal of the Board of Management, which proposal must be approved by the Supervisory Board, the general meeting of shareholders may reduce outstanding share capital by canceling shares or by reducing the nominal value of shares subject to the provisions of the articles of association.

        On April 11, 2005, certain amendments were made to our articles of association to bring them into compliance with the recently amended rules for "large companies" under the Dutch Civil Code. Under these amendments, the general meeting of shareholders is now required to approve resolutions of the Board of Management that entail a significant change in the identity or character of the company or its business, such as the transfer of the entire business of the company to a third party or the commencement or termination of a cooperative relationship with another company that is of major significance for TNT.

        In addition, under the amended articles of association members of the Supervisory Board are no longer appointed directly by the Supervisory Board, but by the general meeting of shareholders following nomination by the Supervisory Board. The general meeting of shareholders is permitted to recommend candidates to the Supervisory Board for nomination, or, by an absolute majority of the votes cast representing at least one-third of the issued share capital, reject a nomination of the Supervisory Board for appointment. The amendments also allow the general meeting of shareholders, by an absolute majority of the votes cast representing at least one-third of the issued share capital, to take a vote of no confidence that results in the immediate resignation of all members of the Supervisory Board.

Liquidation rights

        In the event of our dissolution and liquidation, the assets remaining after payment of all debts and liquidation expenses are to be distributed in the following order of preference: first, to the holders of the special share and all outstanding preference shares B, plus accumulated dividends for preceding years which have not yet been paid, the nominal value of the shares; and second, to holders of the ordinary shares pro rata to their holdings.

Acquisition by us of our own shares

        We may acquire our own shares, subject to the requirements of Dutch law and the articles of association, if:

  •
  our shareholders' equity less the payment required to make the acquisition does not fall below the sum of paid-up capital and any reserves required by Dutch law or the articles of association, and

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  after the share acquisition, we would not hold shares with an aggregate par value exceeding one-tenth of the our issued share capital.

        Shares held by us in our own capital may not be voted and are generally not entitled to dividends.

        An acquisition by us of our shares may be effected by the Board of Management, subject to the approval of the Supervisory Board and, if the acquisition amounts to more than 1% of the issued ordinary shares, the approval of the holder of the special share. We may only acquire shares in our own capital if the annual general meeting of shareholders has granted the Board of Management the authorization to effect such acquisitions. Such an authorization may apply for a maximum period of 18 months and must specify the number of shares that may be acquired, the manner in which shares may be acquired and the price limits within which shares may be acquired. The current authorization expires on October 7, 2006. Under this authorization, the maximum number of shares that can be acquired cannot exceed the maximum amount authorized by law (currently 10%) of the issued ordinary shares at the time of the acquisition, for a price per ordinary share not exceeding the average price of the closing prices as published in the Official Price List of Euronext Amsterdam N.V. during the five trading days prior to the day of acquisition, plus 10% of such average. This authorization is not required for the acquisition by us of our shares for the purpose of transferring such shares to our employees pursuant to any arrangements applicable to such employees.

Liability to further calls or assessments

        All of our outstanding shares are fully paid and non-assessable.

Restriction on non-Dutch shareholders' rights

        Under our articles of association there are no limitations on the rights on non-resident or foreign shareholders to hold or exercise voting rights in respect of our securities, and we are not aware of any such restrictions under Dutch corporate law.

Obligations of shareholders to disclose holdings

        The Netherlands Act on Disclosure of Holdings in Listed Companies 1996 applies to any person who, directly or indirectly, acquires or disposes of an interest in the voting rights and/or the capital of a public limited company incorporated under Dutch law with an official listing on a stock exchange within the European Economic Area, if as a result of such acquisition or disposal the percentage range which he held immediately prior thereto changes. The percentage ranges referred to in the Act are 0-5, 5-10, 10-25, 25-50, 50-66.6 and over 66.6.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

        Our American Depositary Shares trade on the New York Stock Exchange under the symbol "TP".

        Citibank, N.A. acts as the depositary bank for the ADSs. Citibank's depositary offices are located at 111 Wall Street, New York, New York 10043. ADSs represent ownership interests in securities that are on deposit with the depositary bank. ADSs are normally represented by certificates that are commonly known as American Depositary Receipts (ADRs). The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is ING Bank N.V or Citibank, N.A., Amsterdam.

        We appointed Citibank as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC's Public Reference Room at 450 Fifth Street, N.W, Washington, D.C. 20549. Please refer to Registration Number 333-8802 when retrieving such copy.

        We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that a holder's rights and obligations as an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety.

        Each ADS represents one share on deposit with the custodian. An ADS will also represent any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations.

        If you become an owner of any ADSs (or any interest in an ADS), you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of the ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary bank. As an ADS holder you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of Shares will continue to be governed by the laws of The Netherlands, which may be different from the laws in the United States. As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights.

        As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name or through a brokerage or safekeeping account. If you decide to hold your ADSs through your brokerage or safekeeping-account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Please consult with your broker or bank to determine what those procedures are. This summary description assumes you have opted to own the ADSs directly by means of an ADR registered in your name and, as such, we will refer to you as the holder. When we refer to you, we assume the reader owns ADSs and will own ADSs at the relevant time.

Dividends and distributions

        As a holder, you generally have the right to receive the distributions we make on the securities deposited with the custodian bank. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date.

Distributions of cash

        Whenever we make a cash distribution for the securities on deposit with the custodian, we will notify the depositary bank. Upon receipt of such notice the depositary bank will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to Dutch laws and regulations.

        The conversion into U.S. dollars will take place only if reasonable and if the U.S. dollars are transferable to the United States. The amounts distributed to holders will be net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit. Where either fractional shares or property subject to taxes or governmental charges are to be distributed, the depositary bank may dispose of such property and distribute the net proceeds as it would for a cash distribution.

        If exchange rates fluctuate during a time when the depositary bank cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Distributions of shares

        Whenever we make a dividend in, or free distribution of shares for the securities on deposit with the custodian, we will notify the depositary bank and deposit the applicable number of shares with the custodian. Upon receipt of notice of such deposit, the depositary bank will distribute to holders new ADSs representing the shares deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution. No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not feasible. If the depositary bank does not distribute new ADSs as described above, it may sell the shares received and will distribute the proceeds of the sale as in the case of a distribution of cash. Alternatively, if new ADRs are not issued and the depositary bank does not sell the shares received, each ADS will also represent the additional shares received.

        The distribution of property or new ADSs or sale of property or ADSs and distribution of the net proceeds will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new shares so distributed.

Elective distributions

        Whenever we intend to distribute a dividend payable at the election of shareholders in cash or in additional shares, we will notify the depositary bank in advance and will indicate whether we wish such elective distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is reasonably practicable.

        If we notify the depositary bank that we wish to make such an elective distribution available to you, the depositary bank will make such distribution if it is reasonably practicable and if we have delivered satisfactory documents to the depositary bank (such as opinions to address the lawfulness of the transaction). If these conditions are not met, the depositary bank will, to the extent permitted by law, distribute either cash or additional ADSs upon the terms described above. If these conditions are met, the depositary bank will establish procedures as necessary to enable you to elect to receive cash or additional ADSs, as described in the deposit agreement. The depositary bank is not obligated to establish procedures to facilitate your ability to receive an elective dividend in shares directly, rather than in ADSs. There is also no assurance that you will receive elective distributions on the same terms and conditions as the holders of ordinary shares.

Distributions of rights

        Whenever we intend to distribute rights to purchase additional shares, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and feasible to distribute rights to purchase additional ADSs to holders.

        After consulting with us, the depositary bank will have discretion to determine the procedure by which to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and feasible to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new shares directly rather than new ADSs. There is also no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of ordinary shares or to exercise such rights.

        The depositary bank will not distribute the rights to you if:

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  we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you, or

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  we fail to deliver satisfactory documents to the depositary bank, or

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  it is not feasible to distribute the rights.

        The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and feasible. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse. In that case, you will receive no value for them.

        If these rights are required by U.S. securities laws to be registered, the depositary bank will not offer such rights to the holders unless a registration is in effect or an exemption applies to the securities.

Other distributions

        Whenever we intend to distribute property other than cash, shares or rights to purchase additional shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is feasible.

        If it is feasible to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction), the depositary bank will distribute the property to the holders in a manner it deems lawful, equitable and practicable. If the depositary bank deems the distribution not reasonably practicable, it may adopt any method it finds lawful, equitable and practicable to effect the distribution, including selling the property and distributing the net proceeds of the sale, which will be accomplished as in the case of a cash distribution.

        The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received. The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

        The depositary bank will not distribute the property to you and will sell the property if:

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  we do not request that the property be delivered to you or if we ask that the property not be delivered to you,

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  we do not deliver satisfactory documents to the depositary bank, or

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  the depositary bank determines that all or a portion of the distribution to you is not reasonably practicable.

Changes affecting shares

        The shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, consolidation or reclassification of such shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

        If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you or call for the exchange of your existing ADSs for new ADSs. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution (made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement).

Issuance of ADSs upon deposit of shares

        The depositary bank may create ADSs on your behalf if you or your broker deposit shares with the custodian by delivery of the shares in bearer form with the related dividend sheets to the custodian in the securities account maintained by the custodian for such purpose at Euroclear Nederland. The depositary bank will only issue these ADSs or issue ADRs evidencing such ADSs after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the shares to the custodian. Your ability to deposit shares and receive ADSs may be limited by U.S. and Dutch legal considerations applicable at the time of deposit.

        The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.

        When you make a deposit of shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:

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  the shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained by you,

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  all preemptive (and similar) rights, if any, with respect to such shares have been validly waived or exercised,

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  you are duly authorized to deposit the shares, and

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  the shares are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, restricted securities and the shares presented for deposit have not been stripped of any rights or entitlements.

Withdrawal of shares upon cancellation of ADSs

        As a holder, you will be entitled to surrender your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying shares by delivery or at the custodian's offices. Your ability to withdraw the shares may be limited by U.S. and Dutch law considerations applicable at the time of withdrawal. In order to withdraw the shares represented by your ADSs, you will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the shares being withdrawn. Once canceled, the ADSs will not have any rights under the deposit agreement.

        If you hold an ADR registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank may refuse to accept ADSs for cancellation that do not represent a whole number of securities on deposit.

        You will have the right to withdraw the securities represented by your ADSs at any time except:

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  during temporary delays that may arise because (1) the transfer books for the shares or ADSs are closed or (2) shares are immobilized on account of a shareholders' meeting or a payment of dividends,

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  when you have an unmet obligation to pay fees, taxes and similar charges, and

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  when restrictions are imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

        Upon surrender of your ADR, you are entitled to request that the custodian forward to you, at your own risk and expense and only to the extent permitted by law, any cash or other property (other than the securities) held in respect of the deposited securities represented by that ADR.

        The deposit agreement may not be modified to impair your right to withdraw the securities represented by our ADSs except to comply with mandatory provisions of law.

Voting rights

        As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the shares represented by your ADSs. The voting rights of holders of shares are described in "Description of share capital".

        At our request, the depositary bank will distribute to you any notice of shareholders' meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs.

        If the depositary bank timely receives voting instructions from you, it will endeavor to vote the securities represented by your ADSs in accordance with such voting instructions.

        Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

        If the depositary bank does not receive timely voting instructions from you, the depositary bank will deem you to have instructed it to give a discretionary proxy to a person designated by us to vote the shares represented by your ADSs in that person's discretion.

Fees and charges

        As an ADS holder, you will be required to pay the following service fees in U.S. dollars to the depositary bank:

Service	Fees
Issuance of ADSs upon deposit of shares (excluding issuances contemplated by the service fees described below)	Up to $5.00 per 100 ADSs issued
Delivery of deposited securities, property and cash against surrender of ADSs	Up to $5.00 per 100 ADSs surrendered
Distribution of ADSs pursuant to exercise of rights	Up to $2.00 per 100 ADSs held
Distribution of cash dividends	No fee (so long as prohibited by the New York Stock Exchange)
Distribution of ADSs pursuant to share dividends (or other free distribution of shares)	No fee (so long as prohibited by the New York Stock Exchange)
Distribution of cash proceeds (i.e., upon sale of rights or other entitlements)	Up to $5.00 per 100 ADSs held

        As an ADS holder you will also be responsible to pay specified fees and expenses incurred by the depositary bank and certain taxes and governmental charges such as:

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  registration fees as may from time to time be in effect for the registration of shares or other deposited securities on the share register and applicable to transfers of shares or other deposited securities to or from the name of the custodian, the depositary bank or any nominees upon the making of deposits and withdrawals, respectively,

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  expenses and charges incurred for converting foreign currency into U.S. dollars,

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  expenses and fees incurred in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, deposited securities, ADSs and ADRs,

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  expenses for cable, telex and fax transmissions and for delivery expenses,

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  expenses and fees incurred in connection with the delivery of the deposited securities; and

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  taxes (including applicable interest and penalties) and other governmental charges.

        We have agreed to pay certain other charges and expenses of the depositary bank. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive 30 days' prior notice of such changes.

Amendment

        We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give you 30 days' prior notice of any modifications that would prejudice any of your substantial rights under the deposit agreement. No amendment may impair your right to surrender your ADSs and receive the underlying deposited securities, unless the amendment is necessary in order to comply with applicable law.

        You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective.

Termination

        We have the right to direct the depositary bank to terminate the deposit agreement, in which case the depositary bank will give you notice at least 30 days before the termination. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement in which case it must mail you notice of such termination at least 30 days in advance.

        Upon termination, the following will occur under the deposit agreement:

  •
  for a period of six months after termination, you will be able to request the cancellation of your ADSs and the withdrawal of the shares represented by your ADSs and the delivery of all other property held by the depositary bank in respect of those shares on the same terms as prior to the termination. During such six-month period the depositary bank will continue to collect all distributions received on the shares on deposit (e.g., dividends) but will not distribute any such property to you until you request the cancellation of your ADSs. Any distributions are subject to the conditions set forth above in the section titled "Withdrawal of shares upon cancellation of ADSs".

  •
  After the expiration of such six-month period, the depositary bank may sell the securities held on deposit. The depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding, less any fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement.

Books of Depositary Bank

        The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of our business or other matters relating to the ADRs and the deposit agreement. The depositary bank will maintain in New York facilities for the execution and delivery, registration of transfers, combinations and split-up of ADRs, the surrender of ARDs and the delivery and withdrawal of deposited securities. These facilities may be closed from time to time, to the extent not prohibited by law.

Indemnifications and limitations on obligations and liabilities

        The deposit agreement limits our obligations and the depositary bank's obligations to you. Please note the following:

  •
  We and the depositary bank assume no obligation nor shall we be liable under the deposit agreement or ADRs except that we and the depositary bank agree to act without negligence or bad faith.

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  The depositary bank disclaims liability for any failure to carry out any voting instructions, or for the effect of any vote.

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  The depositary bank disclaims any liability for failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities or for any tax consequences that may result from the ownership of ADSs, shares or deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us.

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  We and the depositary bank undertake to perform only the duties specifically stated in the deposit agreement. No implied covenant or obligation should be read into the deposit agreement against us or the depositary bank.

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  We and the depositary bank disclaim any liability if we are prevented or forbidden from acting by reason of any provision of any present or future law or regulation of the United States, the Netherlands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond our control.

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  We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for the deposit agreement or in our articles of association or in any provisions of securities on deposit.

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  We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice of, or information received from, legal counsel, accountants, any person presenting shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

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  We and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit which is made available to holders of deposited securities but is not, under the terms of the deposit agreement, made available to the holders of ADSs.

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  The depositary bank and the custodian disclaim liability for the failure by you to obtain the benefits of credits on the basis of non-U.S. tax paid against your income tax liability.

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  We and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the terms of this deposit agreement.

  •
  We and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

        In the deposit agreement, we and the depositary bank agree to indemnify each other under certain circumstances.

Pre-release transactions

        The depositary bank may, in certain circumstances, issue ADSs before receiving a deposit of shares or release shares before receiving ADSs. These transactions are commonly referred to as "pre-release transactions". The deposit agreement limits the aggregate size of pre-release transactions (although the depositary bank may disregard this limit from time to time) and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, and so on). The depositary bank may retain the compensation received from the pre-release transactions.

Taxes

        You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

        The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to file such proof of taxpayer status, residence residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the depositary bank or the custodian may reasonably deem necessary or proper to fulfill the depositary bank's or the custodian's obligations under applicable law. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

        The depositary bank shall, to the extent required by U.S. law, report to you any taxes withheld by it, the custodian, or us, if we provide it with such information.

Foreign currency conversion

        The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is reasonable, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

        If the conversion of foreign currency is not reasonable, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

  •
  convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practicable.

  •
  distribute the foreign currency to holders for whom the distribution is lawful and practicable.

  •
  hold the foreign currency, without liability for interest, for the applicable holders.

Notices, reports and communications

        When we need to give notice of any meeting of shareholders, or meetings to discuss taking action regarding cash, rights, or property, we will give to the depositary bank copies of the notice in English for distribution to ADS holders. At our expense, the depositary bank will distribute to holders of ADSs those notices and other communications generally made available to shareholders.

DESCRIPTION OF DEBT SECURITIES

        The following is a summary of the general terms of the debt securities. Each time that we issue debt securities pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement or, if applicable, the pricing supplement will contain the specific terms applicable to those debt securities. The terms presented here, together with the terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the debt securities. You should also read the indenture under which we will issue the debt securities, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

General

        The debt securities will be issued under an indenture with Citibank, N.A., 111 Wall Street, 14th Floor, New York, New York 10043, as trustee, with whom we may maintain deposit accounts and conduct other banking transactions in the normal course of business. The total principal amount of debt securities that can be issued under the indenture is unlimited. The indenture does not limit the amount of other debt, secured or unsecured, that we may issue. We may issue the debt securities in one or more series.

        The prospectus supplement and, if applicable, the pricing supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the price of the debt securities offered,

  •
  the title of the debt securities,

  •
  the total principal amount of the debt securities,

  •
  the date or dates, if any, on which the principal of and any premium on the debt securities will be payable,

  •
  any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments,

  •
  whether the debt securities are senior or subordinated debt securities and, if subordinated, the ranking of such debt securities in relation to other senior or subordinated debt securities,

  •
  the places at which payments of principal and interest are payable,

  •
  the terms of any optional or mandatory redemption, including the price for the redemption,

  •
  any sinking fund provisions,

  •
  the terms of any payments on the debt securities that will be payable in foreign currency or currency units or another form,

  •
  the terms of any payments that will be payable by reference to any index or formula,

  •
  any changes or additions to the events of default or covenants described in this prospectus,

  •
  whether debt securities will be issued as discount securities and the amount of any discount,

  •
  whether the debt securities will be represented by one or more global securities,

  •
  whether the debt securities will be issued in registered or bearer form, and any restrictions that may apply,

  •
  any terms for the conversion or exchange of the debt securities for other securities of TNT or any other entity (including any related cash-out option), and

  •
  any other terms of the debt securities.

        We have the ability under the indenture to "re-open" a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities. We will communicate the terms of any "re-opened" series of debt securities by filing a prospectus supplement with the SEC as required by the SEC's rules.

        Unless otherwise indicated in the related prospectus supplement or, if applicable, the pricing supplement, the debt securities will not be listed on any securities exchange.

        The senior debt securities will be unsecured, unsubordinated indebtedness and will rank equally with all other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured indebtedness and will be subordinated in right of payment to existing and future debt as set forth in the related prospectus supplement or, if applicable, the relevant pricing supplement. See "Subordination" below.

        Some of the debt securities may be sold at a substantial discount below their stated principal amount. These debt securities will either bear no interest or will bear interest at a rate which at the time of issuance is below market rates. U.S. Federal income tax consequences and other special considerations applicable to discounted debt securities are discussed below under "Taxation in the United States" and may be discussed further in the prospectus supplement or, if applicable, the pricing supplement relating to these debt securities.

Governing law

        The debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York. There are no limitations under the laws of the Netherlands or our articles of association on the right of non-residents of the Netherlands to hold the debt securities issued.

Form, exchange and transfer

        Unless otherwise specified in the related prospectus supplement or, if applicable, the related pricing supplement, the debt securities of each series will be issuable in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

        Unless otherwise specified in the related prospectus supplement, or, if applicable, the related pricing supplement, any payments of principal, interest and premium on registered debt securities will be payable and, subject to the terms of the indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged, at any office or agency we maintain for such purpose, without the payment of any service charge except for any applicable tax or governmental charge.

Global securities

        The debt securities of a series may be issued in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement or, if applicable, the related pricing supplement. Unless a global certificate is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole and only to the depositary or to a nominee of the depositary or to a successor depositary or its nominee.

        Unless otherwise indicated in any prospectus supplement, or, if applicable, the related pricing supplement, The Depositary Trust Company (DTC) will act as depositary. Beneficial interests in global certificates will be shown on records maintained by DTC and its participants and transfers of global certificates will be effected only through these records.

        DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the clearance and recording of the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participant's accounts. This eliminates the need for physical exchange of certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Other organizations such as securities brokers and dealers, banks and trust companies that work through a participant, either directly or indirectly use DTC's book-entry system. The rules that apply to DTC and its participants are on file with the SEC.

        Pursuant to DTC's procedures, upon the sale of debt securities represented by a global certificate to underwriters, DTC will credit the accounts of the participants designated by the underwriters with the principal amount of the debt securities purchased by the underwriters. Ownership of beneficial interests in a global certificate will be shown on DTC's records (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain persons take physical delivery in definitive form of the securities that they own. Consequently, the ability to transfer beneficial interests in a global certificate may be limited.

        We will wire principal and interest payments with respect to global certificates to DTC's nominee. We and the trustee under the indenture will treat DTC's nominee as the owner of the global certificates for all purposes. Accordingly, we, the trustee and the paying agent will have no direct responsibility or liability to pay amounts due on the global certificates to owners of beneficial interests in the global certificates.

        It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their beneficial interests in the global certificates as shown on DTC's records. Payments by participants to owners of beneficial interests in the global certificates will be governed by standing instructions and customary practices between the participants and the owners of beneficial interests in the global certificates, as is the case with securities held for the account of customers registered in "street name". However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

        Debt securities of any series represented by a global certificate will be exchangeable for debt securities in definitive form with the same terms in authorized denominations only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary, or DTC is no longer eligible to act as depositary, and we do not appoint a successor depositary within 90 days, or

  •
  we determine not to have the debt securities of a series represented by global certificates and notify the trustee of our decision.

        So long as DTC or its nominee is the registered owner and holder of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global notes for all purposes under the indenture. Except as provided below, you, as the beneficial owner of interests in the global notes, will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the owner or holder of those debt securities under the indenture. Accordingly, you, as the beneficial owner, must rely on the procedures of DTC and, if you are not a DTC participant, on the procedures of the DTC participants through which you own your interest, to exercise any rights of a holder under the indenture.

        Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC's practice is to credit the accounts of DTC's direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. The underwriters will initially designate the accounts to be credited. Beneficial owners may experience delays in receiving distributions on their debt securities because distributions will initially be made to DTC, and they must be transferred through the chain of intermediaries to the beneficial owner's account. Payments by DTC participants to you will be the responsibility of the DTC participant and not of DTC, the trustee or us. Accordingly, we and any paying agent will have no responsibility or liability for: any aspect of DTC's records relating to, or payments made on account of, beneficial ownership interests in debt securities represented by a global securities certificate; any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or the maintenance, supervision or review of any of DTC's records relating to those beneficial ownership interests.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        We have been informed that, under DTC's existing practices, if we request any action of holders of debt securities, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder of debt securities is entitled to take under the indenture, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Payments of additional amounts

        We will make all payments on the debt securities of that series without withholding or deduction for any taxes, or other governmental charges in effect on the date of issuance of the debt securities of that series or imposed in the future by or on behalf of the Netherlands or any authority in the Netherlands. In the event any Netherlands taxes or other charges are imposed on payments on any debt security of that series held by you, we will pay to you such additional amounts as may be necessary so that the net amounts receivable by you after any payment, withholding or deduction of tax or charge will equal the amounts of principal, any interest and any premium that would have been receivable on the debt security if there were no such payment, withholding or deduction; provided, however, that the amounts with respect to any Netherlands taxes will be payable only to holders that are not residents in the Netherlands for purposes of its tax laws, and provided further, that we will not be required to make any payment of any additional amounts on account of:

  •
  your being a resident of the Netherlands or having some connection with the Netherlands (in the case of Netherlands taxes) other than the mere holding of the debt security or the receipt of principal, any interest, or any premium on the debt security,

  •
  your presentation of the debt security for payment more than 30 days after the later of (1) the due date for such payment or (2) the date we provide funds to make such payment to the trustee,

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  any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge,

  •
  any tax, assessment or other governmental charge payable other than by withholding from payments on the debt security,

  •
  any tax, assessment or other governmental charge which would not have been imposed or withheld if the holder had declared his or her non-residence in the Netherlands or made a similar claim for exemption so that, upon making the declaration or the claim, the holder would either have been able to avoid the tax, assessment or charge or to obtain a refund of the tax, assessment or charge,

  •
  any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, premium, if any, or any interest on, any debt security, if such payment can be made without such withholding by any other paying agent,

  •
  any withholding or deduction imposed on a payment that is required to be made pursuant to a European Union directive on the taxation of savings or related law or regulations, or

  •
  any combination of items above,

nor shall additional amounts be paid with respect to any payment of the principal of, premium, if any, or any interest on any debt security to any holder who is a fiduciary, a partnership or a beneficial owner and who is other than the sole beneficial owner of the payment to the extent the fiduciary or a member of the partnership or a beneficial owner would not have been entitled to any additional amount had it been the holder of the debt security.

Tax redemption

        If the prospectus supplement or, if applicable, the pricing supplement for a particular series of debt securities so provides, we may redeem that series of debt securities before its maturity, in whole but not in part, if, at any time after the date of issuance of that series of securities, as a result of any:

  •
  amendment to, or change in, the laws of the Netherlands or any political subdivision of the Netherlands, or

  •
  change in the application or official interpretation of such laws or regulations,

where the amendment or change becomes effective after the date of the issuance of the series of debt securities, we become, or will become, obligated to pay any additional amounts as provided above under "Payments of Additional Amounts" and cannot reasonably avoid such obligation.

        Before we may redeem debt securities of a particular series as provided above, we must deliver to the trustee at least 30 days, but not more than 60 days, prior to the date fixed for redemption:

  •
  a written notice stating that the debt securities of a particular series are to be redeemed, specifying the redemption date and other pertinent information, and

  •
  an opinion of independent legal counsel selected by us to the effect that, as a result of the circumstances described above, we have or will become obligated to pay any additional amounts.

        We will give you at least 30 days', but not more than 60 days', notice before any tax redemption of a series of securities. On the redemption date, we will pay you the principal amount of your debt security, plus any accrued interest (including any additional amounts) to the redemption date.

Conversion or exchange

        The terms, if any, upon which debt securities of any series are convertible into or exchangeable for other securities will be set forth in the related prospectus supplement. These terms may include the conversion price, the conversion period, provisions as to whether conversion or exchange will be at the option of the holders of that series of debt securities or at our option, any events requiring an adjustment of the conversion price, provisions affecting conversion in the event of the redemption of such series of debt securities and other relevant provisions relating to those securities.

Events of default

        The following are defined as events of default with respect to securities of any series outstanding under the indenture:

  •
  failure to pay principal or premium, if any, on any debt security of that series when due, and continuance of such a default beyond any applicable grace period,

  •
  failure to pay any interest on any debt security of that series when due, and continuance of such a default for a period of 30 days beyond any applicable grace period,

  •
  failure to deposit any sinking fund payment, when due and continuance of such a default beyond any applicable grace period, on any debt security of that series,

  •
  failure to perform any of our other covenants or the breach of any of the warranties in the indenture after being given written notice and continuance of such a default for a period of 90 days beyond any applicable grace period, and

  •
  certain events in bankruptcy, insolvency or reorganization.

        If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may accelerate the maturity of the debt securities of that series (or, such portion of the principal amount of such debt securities as may be specified in a prospectus supplement). If an acceleration occurs, subject to specified conditions, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series may rescind and annul such acceleration. Because each series of debt securities will be independent of each other series, a default in respect of one series will not necessarily in itself result in a default or acceleration of the maturity of a different series of debt securities.

        Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee reasonable indemnity. Subject to the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        A holder of debt securities of any series will not have any right to institute any proceeding with respect to the indenture unless:

  •
  the holder previously gave written notice to the trustee of an event of default,

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and have offered reasonable indemnity to the trustee to institute such proceeding as trustee, and

  •
  the trustee fails to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

        The limitations described above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, interest or premium on that debt security on or after the applicable due date specified in that debt security.

        We will be required to furnish to the trustee annually a statement by our officers as to whether or not we are in default in the performance of any of the terms of the indenture.

Subordination

        The indebtedness evidenced by the subordinated debt securities will, to the extent provided pursuant to the indenture with respect to each series of subordinated debt securities, be subordinate in right of payment to the prior payment in full of all of our senior debt, as defined, including any senior debt securities and any subordinated debt securities that are defined as senior debt for purposes of a particular series of subordinated debt securities. The prospectus supplement or, if applicable, the pricing supplement relating to any subordinated debt securities will summarize the subordination provisions of the indenture applicable to that series including:

  •
  the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings,

  •
  the applicability and effect of such provisions in the event of specified defaults with respect to senior debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities, and

  •
  the definition of senior debt applicable to the subordinated debt securities of that series including whether and to what extent the subordinated debt of that series shall be subordinated to other subordinated debt of their issuer.

        In the event and during the continuation of any default in the payment of any senior debt continuing beyond any applicable grace period specified in the instrument evidencing that senior debt (unless and until the default shall have been cured or waived or shall have ceased to exist), no payments on account of principal, premium, if any, or interest, if any, on the subordinated debt securities or sums payable with respect to the conversion or exchange, if applicable, of the subordinated debt securities may be made pursuant to the subordinated debt securities.

        Upon payment or distribution of our assets to creditors upon dissolution or winding-up or total or partial liquidation or reorganization, whether voluntary or involuntary in bankruptcy, insolvency, receivership or other proceedings, the holders of our senior debt will be entitled to receive payment in full of all amounts due on the senior debt before any payment is made by us on account of principal, premium, if any, or interest, if any, on the subordinated debt securities.

        By reason of this subordination, in the event of our insolvency, holders of subordinated debt securities may recover less, ratably, and holders of senior debt may recover more, ratably, than our other creditors. The indenture does not limit the amount of senior debt that we may issue.

Defeasance

        Unless otherwise indicated in the related prospectus supplement or, if applicable, the pricing supplement, we may elect, at our option at any time, to have the provisions of the indenture relating (a) to defeasance and discharge of indebtedness or (b) to defeasance of certain restrictive covenants apply to the debt securities of any series, or to any specified part of a series.

        In order to exercise either option, we must irrevocably deposit, in trust for the benefit of the holders of those debt securities, money or U.S. government securities, or both, that, through the payment of principal and interest in accordance with their terms, will provide amounts sufficient to pay the principal of and any premium and interest on those debt securities on the respective stated maturities in accordance with the terms of the indenture and those debt securities. Any additional conditions to exercising these options with respect to a series of debt securities will be described in a related prospectus supplement.

        If we meet all the conditions to clause (a) above and elect to do so, we will be discharged from all our obligations with respect to the applicable debt securities and, if those debt securities are subordinated debt securities, the provisions relating to subordination will cease to be effective (other than obligations to register transfer of debt securities, to replace lost, stolen or mutilated certificates and to maintain paying agencies). We shall be deemed to have paid and discharged the entire indebtedness represented by the applicable debt securities and to have satisfied all of our obligations under the debt securities and the indenture relating to those debt securities.

        If we meet all the conditions to clause (b) above and elect to do so, we may omit to comply with and shall have no liability in respect of certain restrictive covenants as described in the related prospectus supplement and, if those debt securities are subordinated debt securities, the provisions of the indenture relating to subordination will cease to be effective, in each case with respect to those debt securities.

Modification of the indenture

        Under the indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders holding not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications or altering the provisions relating to the waiver of any past default, will be effective against any holder without its consent. We and the trustee may also amend the indenture or any supplement to the indenture without the consent of the holders of any debt securities to evidence the succession or addition of another corporation to TNT, to evidence the replacement of the trustee with respect to one or more series of debt securities and for certain other purposes.

Consolidation, merger or disposition of assets

        We may not consolidate with or merge into, or sell or lease substantially all of our assets to any person unless:

  •
  the successor person expressly assumes our obligations on the debt securities and under the indenture,

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and

  •
  any other conditions specified in the related prospectus supplement or, if applicable, the pricing supplement are met.

Concerning the trustee

        We and certain of our affiliates and subsidiaries may maintain deposit account and lines of credit and have other customary banking relationship with the trustee and its affiliates in the ordinary course of our and their respective businesses.

        Pursuant to the Trust Indenture Act, should a default occur with respect to the debt securities constituting our senior debt securities or subordinated debt securities, the trustee would be required to resign as trustee with respect to the debt securities constituting either the senior debt securities or the subordinated debt securities under the indenture within 90 days of the default unless the default were cured, duly waived or otherwise eliminated or unless only senior debt securities or subordinated debt securities are outstanding under the indenture at the time of the default.

DESCRIPTION OF WARRANTS

        We may issue warrants, including warrants to purchase debt securities, ordinary shares or the equity or debt of issuers unaffiliated with us. If we issue warrants to purchase securities of issuers unaffiliated with us, the warrants will not be exercisable within one year of the date of sale of the warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent. A description of the warrant agreement will be included in the prospectus supplement or, if applicable, the pricing supplement relating to the warrants that we offer. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

        The following is a summary of the general terms of the warrants. Each time that we issue warrants pursuant to this prospectus we will file with the SEC a prospectus supplement, and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the specific terms applicable to those warrants. The terms presented here, together with the specific terms contained in the applicable prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the warrants.

General

        We will describe in the related prospectus supplement or, if applicable, the pricing supplement the terms of:

  •
  each series of warrants to purchase securities, which may include debt securities, ordinary shares or any other securities that we may offer,

  •
  the warrant agreement relating to the warrants offered, and

  •
  the warrant certificates representing the warrants offered.

        These terms will include some or all of the following:

  •
  the title of the warrants offered,

  •
  the securities, which may include debt securities, ordinary shares or any other securities, for which you may exercise the warrants,

  •
  the aggregate number of the warrants,

  •
  the number of securities that you may purchase upon exercise of each warrant, and the price or prices at which we will issue the warrants,

  •
  the currency or currencies investors may use to pay for the warrants,

  •
  the procedures and conditions relating to the exercise of the warrants,

  •
  the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security,

  •
  the date, if any, from which you may separately transfer the warrants and the related securities,

  •
  the date on which your right to exercise the warrants commences, and the date on which your right expires,

  •
  whether we will issue the warrants or the underlying securities in registered form or bearer form,

  •
  information with respect to book-entry procedures, if any,

  •
  the maximum or minimum number of warrants which you may exercise at any time,

  •
  if applicable, a discussion of material United States Federal income tax considerations,

  •
  a description of your rights to institute and maintain any suit, action or proceeding to enforce your rights to exercise and receive the securities purchasable upon exercise of your warrants,

  •
  a description of any antidilution provisions applicable to the warrants that would require adjustment of the number of securities purchasable or the exercise price of your warrants, or both,

  •
  the identity of the warrant agent, and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to your exercise of the warrants.

        We will also describe in the related prospectus supplement or, if applicable, the pricing supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the related prospectus supplement or, if applicable, the pricing supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the underlying securities purchasable upon exercise of the warrants and will not be entitled to dividend, interest or any other payments, if any, or voting rights of the underlying securities purchasable upon such exercise.

Governing law

        Each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specific number of ordinary shares or other securities at a future date or dates. The price of ordinary shares, ADSs or other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and other securities, including debt or equity issued by us or debt obligations of third parties, including United States Treasury securities. The purchase contracts may require us to make periodic payments to you or vice versa, and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require you to secure your obligations in a specified manner including by depositing cash or securities forming a component of units issued by us or otherwise.

        Each time that we issue purchase contracts pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and pricing supplement will contain the terms of those purchase contracts. The terms presented here, together with the terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the purchase contracts and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Unless otherwise specified in the related prospectus supplement or, if applicable, the pricing supplement, each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may or may not be held or transferred separately, at any time or at any time before a specified date. The related prospectus supplement or, if applicable, the related pricing supplement, may describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately,

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units,

  •
  whether the units will be callable by us,

  •
  any conversion rights, penalties and restrictions,

  •
  any antidilution, mandatory conversion or tax call provisions,

  •
  whether the units will be issued in fully registered or global form, and

  •
  any other terms of the units.

        Each time that we issue units pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and pricing supplement will contain the terms of those units. The terms presented here, together with the terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the units and, if applicable, collateral arrangements and depositary arrangements relating to such units.

TAXATION IN THE NETHERLANDS

        This discussion is the opinion of Allen & Overy LLP insofar as it relates to matters of Netherlands tax law and describes the material Netherlands tax consequences of the acquisition, holding, redemption, conversion and disposal of the ordinary shares and the debt securities, as well as the tax consequences related to warrants, units and purchase contracts. This section does not purport to be a comprehensive description of all Netherlands tax considerations that may be relevant to a decision to acquire, hold, convert or dispose of the ordinary shares, debt securities, warrants, units or purchase contracts. Each prospective investor is urged to consult its own tax adviser with respect to the tax consequences of an investment in the securities offered by this prospectus that may be applicable in light of its own particular circumstances.

        This section is based on the Netherlands tax legislation, published case law, treaties, rules, regulations and similar documentation in force as of the date of this prospectus, without prejudice to any amendments introduced at a later date and implemented with retroactive effect.

        A more detailed discussion of the tax consequences associated with investing in warrants, units or purchase contracts may be included in the related prospectus supplement.

        For the purposes of this discussion we have assumed that:

  •
  a corporate holder does not hold, directly or indirectly, an interest of 5% or more of the total issued capital of TNT, and

  •
  an individual holder, alone, or together with his or her partner (statutory defined term) or certain other related persons does not hold, directly or indirectly, a substantial interest in TNT, within the meaning of Section 4.3 of the Income Tax Act 2001. Generally speaking, a holder holds a substantial interest in TNT, if such holder, alone or together with his or her partner (statutory defined term) or certain other related persons, directly or indirectly, holds (1) an interest of 5% or more of the total issued capital of TNT or 5% or more of a certain class of the ordinary shares of TNT, (2) rights to acquire, directly or indirectly, such interest or (3) certain profit sharing rights in TNT.

        A holder that acquires an interest in excess of the thresholds mentioned above is strongly recommended to consult a professional tax adviser with respect to the Netherlands tax consequences of an investment in the ordinary shares.

Ordinary shares

Dividend withholding tax

        Dividends distributed by us are generally subject to Netherlands dividend withholding tax imposed at a rate of 25%. The expression "dividends" as used herein includes, but is not limited to:

  •
  distributions in cash or in kind including deemed and constructive distributions,

  •
  liquidation proceeds, proceeds on redemption of the ordinary shares and, as a rule, the consideration for the repurchase of ordinary shares by us in excess of the average paid-in capital recognized for Netherlands dividend withholding tax purposes, unless the repurchase is exempt on the basis of Article 4c of the Dividend Tax Act 1965,

  •
  the par value of shares issued to a holder of the ordinary shares or an increase of the par value of the ordinary shares, except when the increase is funded out of the paid-in capital recognized for Netherlands dividend withholding tax purposes, and

  •
  partial repayments of paid-in capital, if and to the extent there are net profits, unless the general meeting of our shareholders has decided in advance to make such a repayment and provided that the nominal value of the ordinary shares concerned has been reduced by an equal amount by way of an amendment of the articles of association and the paid-in capital is recognized as capital for Netherlands dividend withholding tax purposes.

        In general, we are required to remit all amounts withheld as Netherlands dividend withholding tax to the Netherlands tax authorities.

Residents of the Netherlands.

        In general, the Netherlands dividend withholding tax that is withheld with respect to dividend distributions made by us will be creditable for Netherlands corporate income tax or Netherlands income tax purposes by the beneficial owner of the dividend, or, subject to certain conditions, may be recoverable in whole or in part by the Netherlands resident beneficial owner of the dividend.

        On request and if certain conditions are met, a refund of the Netherlands dividend withholding tax applies to Netherlands qualifying pension funds, certain exempt entities and Netherlands investment institutions as defined in Article 28 of the Corporate Income Tax Act 1969.

Non-residents of the Netherlands.

        If a holder is resident in a country other than the Netherlands and if a treaty for the avoidance of double taxation with respect to taxes on income is in effect between the Netherlands and such country, and the holder is the beneficial owner of the dividends and a qualifying resident for purposes of the treaty, the holder will, depending on the terms of the particular treaty, qualify for full or partial relief at source or for a refund (in whole or in part) of the Netherlands dividend withholding tax.

        Residents of the United States that qualify for, and comply with the procedures for claiming benefits under the income tax convention between the Netherlands and the United States ("NL/U.S. income tax treaty"), generally are eligible for a reduced Netherlands withholding tax rate of 15% on dividend income. The NL/U.S. income tax treaty provides for a complete exemption from dividend withholding tax for dividends received by exempt pension trusts and exempt organizations, as defined therein. A holder of the ordinary shares will qualify for benefits under the NL/U.S. income tax treaty (subject to compliance with the procedures for claiming benefits) if the holder:

  •
  is the beneficial owner of the ordinary shares and the dividends paid on those ordinary shares,

  •
  is an individual, an exempt pension trust or exempt organization (as defined in the NL/U.S. income tax treaty), an estate or trust whose income is subject to U.S. taxation as the income of a resident, either in its hands or in the hands of its beneficiaries, or a corporation that is not subject to the treaty's limitation of benefits provisions a resident of the United States under the NL/U.S. income tax treaty,

  •
  is not also resident in another jurisdiction, and

  •
  does not hold the ordinary shares in connection with the conduct of business in the Netherlands.

        Specific Dutch legislation affects the eligibility for an exemption, reduction, refund or credit of the Dutch dividend withholding tax. A recipient of a dividend on the ordinary shares will not be entitled to an exemption, reduction, (partial) refund or credit of Netherlands dividend withholding tax if the recipient is not considered the beneficial owner of such dividend. This is the case if:

  •
  the recipient of the dividend has, in connection with the receipt of the dividend, incurred an obligation as part of one or more related transactions, as a result of which the dividend in whole or in part has accrued or will accrue to the benefit of a person that is to a lesser extent entitled to an exemption, reduction, (partial) refund or credit of Netherlands dividend withholding tax than the recipient of the dividend is entitled to, and

  •
  that person, other than the recipient of the dividend, retains or acquires, directly or indirectly, an interest in the ordinary shares on which the dividend is paid, comparable to the interest that person had before the related transactions were entered into.

Corporate income tax and individual income tax

Residents of the Netherlands.

        If a holder is subject to Netherlands corporate income tax, and the ordinary shares are attributable to its business assets or deemed business assets, income derived from the ordinary shares and gains realized upon the disposal of the ordinary shares are generally taxable in the Netherlands.

        If a holder is an individual, resident or deemed to be a resident of the Netherlands for Netherlands tax purposes (including an individual who has opted to be taxed as a resident of the Netherlands), income derived from the ordinary shares and gains realized upon the disposal of the ordinary shares are taxable at the progressive rates of the Income Tax Act 2001, if:

  •
  the holder of the ordinary shares has an enterprise or an interest in an enterprise to which enterprise the ordinary shares are attributable, or

  •
  the income or gains qualify as "income from miscellaneous activities" within the meaning of Section 3.4 of the Income Tax Act 2001, which include activities with respect to the ordinary shares that exceed "regular, active portfolio management".

        If neither condition applies to an individual holder of ordinary shares, the actual income derived from ordinary shares and the actual gains realized with respect to the ordinary shares will not be taxable. Instead, the holder of the ordinary shares will be taxed at a flat rate of 30% on deemed income from "savings and investments" within the meaning of Section 5.1 of the Income Tax Act 2001. This deemed income amounts to 4% of the average of the individual's "yield basis" within the meaning of article 5.3 of the Income Tax Act 2001 at the beginning of the calendar year, and the individual's yield basis at the end of the calendar year, insofar as the average exceeds a certain threshold. The fair market value of the ordinary shares will be included in the individual's yield basis.

Non-residents of the Netherlands.

        Income derived from the ordinary shares and gains realized upon the disposal of the ordinary shares for a holder that is not a resident nor deemed to be a resident of the Netherlands for Netherlands tax purposes (and, in the case of an individual holder, has not opted to be taxed as a resident of the Netherlands) are not taxable in the Netherlands, provided that:

  •
  the holder does not have an enterprise or an interest in an enterprise that is carried on through a permanent establishment or a permanent representative in the Netherlands to which establishment or representative the ordinary shares are attributable, and

  •
  with respect to an individual holder, the income and gains do not qualify as "income from miscellaneous activities" in the Netherlands within the meaning of Section 3.4 of the Income Tax Act 2001, which include activities in the Netherlands with respect to the ordinary shares that exceed "regular, active portfolio management".

Capital tax

        Netherlands capital tax will, in principle, be due by TNT at the rate of 0.55% of the fair market value of any contribution made to the capital of TNT upon the issuance of the ordinary shares.

Other taxes and duties

        No Netherlands value added tax, registration tax, customs duty, transfer tax, stamp duty or any other similar documentary tax or duty will be due in the Netherlands by a holder in respect of or in connection with the subscription, issue, placement, allotment or delivery of the ordinary shares.

Debt securities

Withholding tax

        No Netherlands withholding tax is due upon payments on the debt securities, provided that the debt securities do not in fact function as our equity within the meaning of article 10(1)(d) of the Corporate Income Tax Act 1969.

Corporate income tax and individual income tax

Residents of the Netherlands.

        If a holder of the debt securities is subject to Netherlands corporate income tax and the debt securities are attributable to its business assets or its deemed business assets, the income derived from the debt securities and gains realized upon the conversion, redemption or disposal of the debt securities will generally be taxable in the Netherlands.

        If a holder of the debt securities is an individual, resident or deemed to be a resident of the Netherlands for Netherlands tax purposes (including an individual who has opted to be taxed as a resident of the Netherlands), the income derived from the debt securities and gains realized upon the conversion, redemption or disposal of the debt securities are taxable at the progressive rates of the Income Tax Act 2001, if:

  •
  the holder of the debt securities has an enterprise or an interest in an enterprise, to which enterprise the debt securities are attributable, or

  •
  such income or gains qualify as "income from miscellaneous activities" within the meaning of Section 3.4 of the Income Tax Act 2001, which include activities with respect to the debt securities that exceed "regular, active portfolio management".

        If neither condition applies to an individual holder of the debt securities, the actual income derived from debt securities and the actual gains realized upon conversion, redemption or disposal of the debt securities will not be taxable. Instead, the holder of the debt securities will be taxed at a flat rate of 30% on deemed income from "savings and investments" within the meaning of Section 5.1 of the Income Tax Act 2001. This deemed income amounts to 4% of the average of the individual's "yield basis" within the meaning of article 5.3 of the Income Tax Act 2001 at the beginning of the calendar year and the individual's yield basis at the end of the calendar year, insofar as the average exceeds a certain threshold. The fair market value of the debt securities will be included in the individual's yield basis.

Non-residents of the Netherlands.

        A holder of the debt securities that is not a resident nor deemed to be a resident of the Netherlands for Netherlands tax purposes (nor, in the case of an individual holder, has opted to be taxed as a resident of the Netherlands) is not taxable in respect of income derived from the debt securities and gains realized upon the conversion, redemption or disposal of the debt securities, provided that:

  •
  the holder of the debt securities does not have an enterprise or an interest in an enterprise that is carried on through a permanent establishment or permanent representative to which

    Netherlands permanent establishment or permanent representative the debt securities are attributable, or

  •
  in respect of an individual holder those income and gains do not qualify as "income from miscellaneous activities" in the Netherlands within the meaning of Section 3.4 of the Income Tax Act 2001, which include activities in the Netherlands with respect to the debt securities that exceed "regular, active portfolio management".

Other taxes and duties

        No Netherlands value added tax, capital duty, registration tax, customs duty, transfer tax, stamp duty or any other similar documentary tax or duty, will be due in the Netherlands by a holder in respect of or in connection with the subscription, issue, placement, allotment or delivery of the debt securities.

EU directive on the taxation of savings income

        On 3rd June, 2003, the European Council of Economics and Finance Ministers adopted a Directive on the taxation of savings income. Under the Directive Member States will (if equivalent measures have been introduced by certain non-EU countries) be required, from July 1, 2005, to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Belgium, Luxembourg and Austria will instead be required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).

Warrants

Withholding tax

        No Netherlands withholding tax is due upon the issuance of or upon the exercise of warrants.

Corporate income tax and individual income tax

Residents of the Netherlands.

        If a holder of warrants is subject to Netherlands corporate income tax and the warrants are attributable to its business assets or its deemed business assets, the gains realized upon the exercise of the warrants will generally be taxable in the Netherlands.

        If a holder of the warrants is an individual, resident or deemed to be a resident of the Netherlands for Netherlands tax purposes (including an individual who has opted to be taxed as a resident of the Netherlands), the gains realized upon the exercise of the warrants are taxable at the progressive rates of the Income Tax Act 2001, if:

  •
  the holder of the warrants has an enterprise or an interest in an enterprise, to which enterprise the warrants are attributable, or

  •
  such gains qualify as "income from miscellaneous activities" within the meaning of Section 3.4 of the Income Tax Act 2001, which include activities with respect to the warrants that exceed "regular, active portfolio management".

        If neither condition applies to an individual holder of the warrants, the actual gains realized upon exercise of the warrants will not be taxable. Instead, the holder of the warrants will be taxed at a flat rate of 30% on deemed income from "savings and investments" within the meaning of Section 5.1 of the Income Tax Act 2001. This deemed income amounts to 4% of the average of the individual's "yield basis" within the meaning of article 5.3 of the Income Tax Act 2001 at the beginning of the calendar year and the individual's yield basis at the end of the calendar year, insofar as the average exceeds a certain threshold. The fair market value of the warrants will be included in the individual's yield basis.

Non-residents of the Netherlands

        A holder of warrants that is not a resident nor deemed to be a resident of the Netherlands for Netherlands tax purposes (nor, in the case of an individual holder, has opted to be taxed as a resident of the Netherlands) is not taxable in respect of gains realized upon exercise of the warrants, provided that:

  •
  the holder of warrants does not have an enterprise or an interest in an enterprise that is carried on through a permanent establishment or permanent representative to which Netherlands permanent establishment or permanent representative the warrants are attributable, and

  •
  in respect of an individual holder such gains do not qualify as "income from miscellaneous activities" in the Netherlands within the meaning of Section 3.4 of the Income Tax Act 2001, which include activities in the Netherlands with respect to the warrants that exceed "regular, active portfolio management".

Other taxes and duties

        No Netherlands value added tax, capital duty, registration tax, customs duty, transfer tax, stamp duty or any other similar documentary tax or duty, will be due in the Netherlands by a holder in respect of or in connection with the subscription, issue, placement, allotment or delivery of the warrants.

Purchase contracts

Withholding tax

        No Netherlands withholding tax is due upon the issuance of or upon the settlement of a purchase contract.

Corporate income tax and individual income tax

        Generally, no gain will be considered to be realized upon the settlement of purchase contracts. The total net amount of payments made under a purchase contract will for Netherlands tax purposes be considered the acquisition price of the ordinary shares or the debt securities. After settlement of the purchase contracts, the Netherlands tax treatment, as discussed above, of ordinary shares or debt securities, respectively, applies.

Other taxes and duties

        No Netherlands value added tax, capital duty, registration tax, customs duty, transfer tax, stamp duty or any other similar documentary tax or duty will be due in the Netherlands by a holder in respect of or in connection with the subscription, issue, placement, allotment or settlement of the purchase contracts.

Units

Corporate income tax and individual income tax

        The purchase price of each unit will be allocated between the applicable ownership interest in the respective components constituting the unit in proportion to the components' respective fair market value at the time the holder acquired the unit. For this purpose, the respective components of the unit follow the Netherlands tax treatment of each interest constituting the unit.

Netherlands gift and inheritance taxes

Residents of the Netherlands

        Generally, gift and inheritance taxes will be due in the Netherlands in respect of an acquisition of the ordinary shares, debt securities, warrants, purchase contracts or units by way of a gift by, or on the death of, an individual holder who, for the purposes of the Netherlands gift and inheritance tax, is resident or deemed to be a resident of the Netherlands at the time of the gift or his or her death.

        An individual of Netherlands nationality is deemed to be a resident of the Netherlands for the purposes of the Netherlands gift and inheritance tax if he or she has been resident in the Netherlands during the 10 years preceding the gift or his or her death. An individual of any other nationality is deemed to be a resident of the Netherlands for the purposes of the Netherlands gift and inheritance tax only if he or she has been residing in the Netherlands at any time during the 12 months preceding the time of the gift.

Non-residents of the Netherlands

        No gift or inheritance taxes will arise in the Netherlands in respect of an acquisition of the ordinary shares, debt securities, warrants, purchase contracts or units by way of gift by, or as a result of the death of, an individual holder who is neither resident nor deemed to be a resident of the Netherlands, unless:

  •
  the individual holder at the time of the gift has, or at the time of his or her death had, an enterprise or an interest in an enterprise, that is or was, in whole or in part, carried on through a permanent establishment or permanent representative in the Netherlands and to which permanent establishment or permanent representative the ordinary shares, debt securities, warrants, purchase contracts or units are or were attributable or

  •
  in the case of a gift of the ordinary shares, debt securities, warrants, purchase contracts or units by an individual who at the date of the gift was neither resident nor deemed to be a resident of the Netherlands, such individual dies within 180 days after the date of the gift, if at the time of his or her death such individual was a resident or deemed to be a resident of the Netherlands.

Treaties

        Treaties may limit the Netherlands sovereignty to levy gift and inheritance tax.

TAXATION IN THE UNITED STATES

        This discussion is the opinion of Allen & Overy LLP insofar as it relates to matters of U.S. Federal income tax law and describes certain material U.S. Federal income tax consequences to beneficial holders of securities. This section addresses only the U.S. Federal income tax considerations for holders that acquire the securities at their original issuance and hold the securities as capital assets. This section does not address all U.S. Federal income tax matters that may be relevant to a particular prospective holder. This section does not address tax considerations applicable to a holder of security that may be subject to special tax rules including, without limitation, the following:

  •
  financial institutions,

  •
  insurance companies,

  •
  dealers or traders in securities, currencies or notional principal contracts,

  •
  tax-exempt entities,

  •
  regulated investment companies,

  •
  persons that will hold the securities as part of a "hedging" or "conversion" transaction or as a position in a "straddle" or as part of a "synthetic security" or other integrated transaction for U.S. Federal income tax purposes,

  •
  partnerships and other pass-through entities and persons who hold the securities through partnerships or other pass-through entities,

  •
  holders that own (or are deemed to own) 10% or more of our voting shares, and

  •
  holders that have a "functional currency" other than the U.S. dollar.

        Further, this section does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a holder of security. This section also does not address the U.S. Federal estate and gift tax consequences to holders of securities. Each prospective investor is urged to consult its own tax advisor with respect to the tax consequences of an investment in the securities that may be applicable in light of its own particular circumstances.

        This discussion does not cover every type of security that may be issued under this prospectus. If we intend to issue a security of a type not described in this summary, or if there are otherwise special tax consequences with respect to the security that are not covered herein, additional tax information will be provided in the prospectus supplement for the applicable security.

        This section is based on the U.S. Internal Revenue Code of 1986 (the "Code"), U.S. Treasury regulations and judicial and administrative interpretations, in each case as in effect and available on the date of this prospectus. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.

        Each prospective investor is urged to consult its own tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning or disposing of the securities in light of its own particular circumstances.

        For the purposes of this section, a "U.S. holder" is a beneficial owner of securities that is, for U.S. Federal income tax purposes:

  •
  a citizen or resident of the United States,

  •
  a corporation, or other entity that is treated as a corporation for U.S. Federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States (including the District of Columbia),

  •
  an estate, the income of which is subject to U.S. Federal income taxation regardless of its source, or

  •
  a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

        If a partnership holds securities, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding securities should consult their tax advisor. A non-U.S. holder is a beneficial owner of securities that is not a U.S. holder.

U.S. Federal income tax consequences to U.S. holders

Ordinary shares

Distributions

        Subject to the discussion under "Passive foreign investment company considerations" below, the gross amount of any distribution (including any amounts withheld in respect of Netherlands withholding tax) actually or constructively received by a U.S. holder with respect to ordinary shares will be taxable to the U.S. holder as a dividend to the extent of our current and accumulated earnings and profits as determined under U.S. Federal income tax principles. The U.S. holder will not be eligible for any dividends received deduction in respect of the dividend otherwise allowable to corporations. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce, the U.S. holder's adjusted tax basis in the ordinary shares. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as capital gain from the sale or exchange of property. We do not maintain calculations of its earnings and profits under U.S. Federal income tax principles. If we do not report to a U.S. holder the portion of a distribution that exceeds earnings and profits, the distribution will generally be taxable as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. The amount of any distribution of property other than cash will be the fair market value of that property on the date of distribution.

        Under U.S. legislation enacted in 2003, certain dividends received by individual U.S. holders after December 31, 2002, will be subject to a maximum income tax rate of 15%. This reduced income tax rate is only applicable to dividends paid by "qualified corporations" and only with respect to shares held by a qualified U.S. holder (i.e., an individual) for a minimum holding period (generally, 61 days during the 121-day period beginning 60 days before the ex-dividend date). TNT should be considered a qualified corporation. Accordingly, dividends paid by TNT to individual U.S. holders on shares held for the minimum holding period may be eligible for a reduced income tax rate. The reduced tax rate for qualified dividends is scheduled to expire on December 31, 2008, unless further extended by Congress.

        The amount of any distribution paid in a currency other than U.S. dollars (a "foreign currency") including the amount of any withholding tax thereon, will be included in the gross income of a U.S. holder in an amount equal to the U.S. dollar value of the foreign currencies calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the foreign currencies are converted into U.S. dollars. If the foreign currencies are converted into U.S. dollars on the date of receipt, a U.S. holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend. If the foreign currencies received in the distribution are not converted into U.S. dollars on the date of receipt, a U.S. holder will have a basis in the foreign currencies equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currencies will be treated as ordinary income or loss.

        Dividends received by a U.S. holder with respect to ordinary shares will be treated as foreign source income for the purposes of calculating that holder's foreign tax credit limitation. Subject to certain conditions and limitations, and subject to the discussion in the next paragraph, any Netherlands income tax withheld on dividends may be deducted from taxable income or credited against a U.S. holder's U.S. Federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits and the timing thereof are complex. U.S. holders should consult their own tax advisors regarding the availability of a foreign tax credit under their particular situation. Under the 2003 U.S. tax legislation discussed above, the amount of the qualified dividend income paid by TNT to a U.S. holder that is subject to the reduced dividend income tax rate and that is taken into account for purposes of calculating the U.S. holder's U.S. foreign tax credit limitation must be reduced by the "rate differential portion" of such dividend (which, assuming a U.S. holder in the highest income tax bracket, would generally require a reduction of the dividend amount by approximately 57.14%). Each prospective investor is urged to consult its own tax advisor regarding the implication of the 2003 U.S. tax legislation on the calculation of U.S. foreign tax credits in light of the prospective investor's own particular circumstances.

        In general, upon making a distribution to shareholders, TNT is required to remit all amounts withheld as Netherlands dividend withholding tax to the Netherlands tax authorities and, in such circumstances, the full amount of the taxes so withheld would generally (subject to certain limitations and conditions) be eligible for the U.S. holder's foreign tax deduction or credit as described above. The Netherlands dividend withholding tax may not be creditable against a U.S. holder's U.S. Federal income tax liability, however, to the extent that TNT is allowed to reduce the amount of dividend withholding tax paid to the Netherlands tax authorities by crediting withholding tax imposed on certain dividends paid to TNT. Currently, TNT may, with respect to dividends received from qualifying non-Netherlands subsidiaries, credit taxes withheld from those dividends against the Netherlands withholding tax imposed on a dividend paid by TNT up to a certain maximum amount. The credit reduces the amount of dividend withholding tax that TNT is required to pay to the Netherlands taxing authorities but does not reduce the amount of tax TNT is required to withhold from dividends paid to U.S. holders. In these circumstances, it is possible that the portion of taxes that TNT is not required to pay to the Netherlands tax authorities with respect to dividends paid to U.S. holders would not qualify as a creditable tax for U.S. foreign tax credit purposes. Investors are urged to consult their tax advisors regarding the general creditability or deductibility of Netherlands withholding taxes in light of their own particular circumstances.

        A distribution of additional ordinary shares to U.S. holders with respect to their ordinary shares that is made as part of a pro rata distribution to all shareholders generally will not be subject to U.S. Federal income tax unless U.S. holders can elect that the distribution be payable in either additional ordinary shares or cash. TNT expects that U.S. holders would have this option upon each distribution. Accordingly, a distribution of additional ordinary shares to U.S. holders with respect to their ordinary shares where U.S. holders may elect that distribution be payable in additional ordinary shares or cash will be taxable under the rules described above.

Sale or other disposition of shares

        Subject to the discussion under "Passive foreign investment company considerations" below, a U.S. holder will generally recognize gain or loss for U.S. Federal income tax purposes upon the sale or exchange of ordinary shares in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and the U.S. holder's tax basis for those ordinary shares. This gain or loss will be a capital gain or loss and will generally be treated as from sources within the United States. Prospective investors are urged to consult their own tax advisors with respect to the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates that have held the ordinary shares for more than one year) and capital losses (the deductibility of which is subject to limitations) in light of their own particular circumstances.

        If a U.S. holder receives foreign currency upon a sale or exchange of ordinary shares, gain or loss, if any, recognized on the subsequent sale, conversion or disposition of such foreign currency will be ordinary income or loss, and will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. However, if such foreign currency is converted into U.S. dollars on the date received by the U.S. holder, the U.S. holder generally should not be required to recognize any gain or loss on such conversion.

Redemption of ordinary shares

        The redemption of ordinary shares by TNT will be treated as a sale of the redeemed shares by the U.S. holder (which is taxable as described above under "Sale or Other Disposition of Shares") or, in certain circumstances, as a distribution to the U.S. holder (which is taxable as described above under "Distributions").

Passive foreign investment company considerations

        A corporation organized outside the United States generally will be classified as a PFIC for U.S. Federal income tax purposes in any taxable year in which, after applying certain look-through rules, either: (1) at least 75% of its gross income is passive income, or (2) on average at least 50% of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income. In arriving at this calculation, TNT must also include a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest. Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions, but excludes any income derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business. Based on TNT's estimated gross income, the average value of TNT's gross assets and the nature of TNT's business, TNT does not believe that it will be classified as a PFIC in the current taxable year. TNT's status in any taxable year will depend on its assets and activities in each year and because this is a factual determination made annually at the end of each taxable year, there can be no assurance that TNT will not be considered a PFIC for any future taxable year. If TNT were treated as a PFIC in any year during which a U.S. holder owns ordinary shares, warrants or a purchase contract relating to an ordinary share or warrant, certain adverse tax consequences could apply. Investors are urged to consult their own tax advisors with respect to any PFIC considerations in light of their own particular circumstances.

Debt Securities

Interest

        Interest paid on the debt securities, other than interest on a discount note that is not qualified stated interest (each as defined below under "Original issue discount"), will be taxable to a U.S. holder as ordinary interest income at the time it is received or accrued, depending on the U.S. holder's method of accounting for U.S. Federal income tax purposes.

        A U.S. holder utilizing the cash method of accounting for U.S. Federal income tax purposes that receives an interest payment denominated in a foreign currency will be required to include in income the U.S. dollar value of that interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

        If interest on a debt security is payable in a foreign currency, an accrual basis U.S. holder is required to include in income the U.S. dollar value of the amount of interest income accrued on a debt security during the accrual period. An accrual basis U.S. holder may determine the amount of the interest income to be recognized in accordance with either of two methods. Under the first accrual method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, the part of the period within the taxable year. Under the second accrual method, the U.S. holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. If the last day of the accrual period is within five business days of the date the interest payment is actually received, an electing accrual basis U.S. holder may instead translate that interest expense at the exchange rate in effect on the day of actual receipt. Any election to use the second accrual method will apply to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder and will be irrevocable without the consent of the U.S. Internal Revenue Service (the "IRS").

        A U.S. holder utilizing either of the foregoing two accrual methods will recognize ordinary income or loss with respect to accrued interest income on the date of receipt of the interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a debt security). The amount of ordinary income or loss will equal the difference between the U.S. dollar value of the interest payment received (determined on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during that accrual period (as determined under the accrual method utilized by the U.S. holder).

        Foreign currency received as interest on the debt securities will have a tax basis equal to its U.S. dollar value at the time the interest payment is received. Gain or loss, if any, realized by a U.S. holder on a sale or other disposition of that foreign currency will be ordinary income or loss and will generally be income from sources within the United States for foreign tax credit limitation purposes.

        Interest on the debt securities received by a U.S. holder will be treated as foreign source income for the purposes of calculating that holder's foreign tax credit limitation. The rules relating to foreign tax credits and the timing thereof are complex. U.S. holders are urged to consult their own tax advisors regarding the availability of a foreign tax credit under their particular situation.

Original issue discount

        A debt security, other than a debt security with a term of one year or less (a "short-term note"), will be treated as issued at an original issue discount ("OID", and a debt security issued with OID, a "discount note") for U.S. Federal income tax purposes if the excess of the sum of all payments provided under the debt security, other than "qualified stated interest payments" (as defined below), over the issue price of the debt security is more than a "de minimis amount" (as defined below). "Qualified stated interest" is generally interest paid on a debt security that is unconditionally payable at least annually at a single fixed rate. The issue price of the debt securities will be the first price at which a substantial amount of the debt securities are sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers.

        In general, if the excess of the sum of all payments provided under the debt security other than qualified stated interest payments (the "stated redemption price at maturity") over its issue price is less than 0.25% of the debt security's stated redemption price at maturity multiplied by the number of complete years to its maturity (the "de minimis amount"), then such excess, if any, constitutes "de minimis OID" and the debt security is not a discount note. Unless the election described below under

"Election to Treat All Interest as OID" is made, a U.S. holder of a debt security with de minimis OID must include such de minimis OID in income as stated principal payments on the debt security are made. The includable amount with respect to each such payment will equal the product of the total amount of the debt security's de minimis OID and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the debt security.

        A U.S. holder will be required to include OID on a discount note in income for U.S. Federal income tax purposes as it accrues, calculated on a constant-yield method, before the actual receipt of cash attributable to that income, regardless of the U.S. holder's method of accounting for U.S. Federal income tax purposes. Under this method, U.S. holders generally will be required to include in income increasingly greater amounts of OID over the life of the discount notes. Investors are urged to consult their own tax advisors to determine the U.S. Federal income tax implications of the constant-yield method and regarding the accrual of OID generally that may be applicable in light of their own particular circumstances.

        OID for any accrual period on a discount note that is denominated in, or determined by reference to, a foreign currency will be determined in that foreign currency and then translated into U.S. dollars in the same manner as interest payments accrued by an accrual basis U.S. holder, as described under "Interest" above. Upon receipt of an amount attributable to OID in these circumstances, a U.S. holder may recognize ordinary income or loss.

        OID on a discount note will be treated as foreign source income for the purposes of calculating a U.S. holder's foreign tax credit limitation. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits and the timing thereof are complex. U.S. holders are urged to consult their own tax advisors regarding the availability of a foreign tax credit under their particular situation.

Acquisition premium

        A U.S. holder that purchases a debt security for an amount less than or equal to the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price and that does not make the election described below under "Election to treat all interest as OID" will have acquisition premium. Investors are urged to consult their own tax advisors regarding the U.S. Federal income tax implications of acquisition premium that may be applicable in light of their own particular circumstances.

Market discount

        A debt security, other than a short-term note, will be treated as purchased at a market discount (a "market discount note") if the debt security's stated redemption price at maturity or, in the case of a discount note, the debt security's "revised issue price", exceeds the amount for which the U.S. holder purchased the debt security by at least 0.25% of the debt security's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security's maturity. If such excess is not sufficient to cause the debt security to be a market discount note, then such excess constitutes "de minimis market discount" and the debt security is not subject to the rules discussed in the following paragraphs. For these purposes, the "revised issue price" of a debt security generally equals its issue price, increased by the amount of any OID that has accrued on the debt security.

        Any gain recognized on the maturity or disposition of a market discount note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on that debt security. Alternatively, a U.S. holder of a market discount note may elect to include market discount in income currently over the life of the debt security. Such an election shall apply to all debt instruments with market discount acquired by the electing U.S. holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the IRS.

        Market discount on a market discount note will accrue on a straight-line basis unless the U.S. holder elects to accrue such market discount on a constant-yield method. Such an election shall apply only to the debt security with respect to which it is made and may not be revoked. A U.S. holder of a market discount note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to that market discount note in an amount not exceeding the accrued market discount on that market discount note until the maturity or disposition of that market discount note.

Election to treat all interest as OID

        A U.S. holder may elect to include in gross income all interest that accrues on a debt security using the constant-yield method under the heading "Original issue discount", with the modifications described below. For the purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.

        In applying the constant-yield method to a debt security with respect to which this election has been made, the issue price of the debt security will equal its cost to the electing U.S. holder, the issue date of the debt security will be the date of its acquisition by the electing U.S. holder, and no payments on the debt security will be treated as payments of qualified stated interest. This election will generally apply only to the debt security with respect to which it is made and may not be revoked without the consent of the IRS. If this election is made with respect to a debt security with amortizable bond premium, then the electing U.S. holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by the electing U.S. holder as of the beginning of the taxable year in which the debt security with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the IRS.

        If the election to apply the constant-yield method to all interest on a debt security is made with respect to a market discount note, the electing U.S. holder will be treated as having made the election discussed above under "Original issue discount—Market discount" to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such U.S. holder.

Debt securities subject to redemption

        Certain of the debt securities (1) may be redeemable at the option of the issuer prior to their maturity (a "call option") and/or (2) may be repayable at the option of the holder prior to their stated maturity (a "put option"). Debt securities containing such features may be subject to rules that are different from the general rules discussed above. Investors intending to purchase debt securities with such features should consult their own tax advisors, since the OID consequences will depend, in part, on the particular terms and features of the purchased debt securities. The applicable prospectus supplement will contain additional discussion relating to the terms and features of such debt securities.

Short-term debt securities

        Short-term debt securities will be treated as having been issued with OID. In general, an individual or other cash method U.S. holder is not required to accrue such OID unless the U.S. holder elects to do so. If such an election is not made, any gain recognized by the U.S. holder on the sale, exchange or maturity of the short-term debt security will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. holder for interest on borrowings allocable to the short-term debt security will be deferred until a corresponding amount of income is realized. U.S. holders who report income for U.S. Federal income tax purposes under the accrual method are required to accrue OID on a short-term debt security on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).

Debt securities purchased at a premium

        A U.S. holder that purchases a debt security for an amount in excess of its principal amount may elect to treat such excess as amortizable bond premium. If this election is made, the amount required to be included in the U.S. holder's income each year with respect to interest on the debt security will be reduced by the amount of amortizable bond premium allocable (based on the debt security's yield to maturity) to such year. In the case of a debt security that is denominated in, or determined by reference to, a foreign currency, amortizable bond premium will be computed in units of foreign currency, and amortizable bond premium will reduce interest income in units of foreign currency. At the time amortizable bond premium offsets interest income, a U.S. holder realizes exchange gain or loss (taxable as ordinary income or loss) equal to the difference between exchange rates at that time and at the time of the acquisition of the debt securities. Any election to amortize bond premium shall apply to all bonds (other than bonds the interest on which is excludible from gross income) held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder and is irrevocable without the consent of the IRS.

Sale, exchange or retirement of the debt securities

        A U.S. holder's tax basis in a debt security will generally equal its "U.S. dollar cost", increased by the amount of any OID or market discount included in the U.S. holder's income with respect to the debt security and the amount, if any, of income attributable to de minimis OID and de minimis market discount included in the U.S. holder's income with respect to the debt security (each as determined above), and reduced by the amount of any payments with respect to the debt security that are not qualified stated interest payments and the amount of any amortizable bond premium applied to reduce interest on the debt security. The "U.S. dollar cost" of a debt security purchased with a foreign currency will generally be the U.S. dollar value of the purchase price on (1) the date of purchase or (2) in the case of a debt security traded on an established securities market (as defined in the applicable U.S. Treasury regulations), that is purchased by a cash basis U.S. holder (or an accrual basis U.S. holder that so elects), on the settlement date for the purchase. A U.S. holder will generally recognize gain or loss on the sale, exchange or retirement of a debt security equal to the difference between the amount realized on the sale, exchange or retirement and the tax basis of the debt security. The amount realized on the sale, exchange or retirement of a debt security for an amount in foreign currency will be the U.S. dollar value of that amount on the date of disposition, or in the case of debt securities traded on an established securities market (as defined in the applicable U.S. Treasury regulations) that are sold by a cash basis U.S. holder or by an accrual basis U.S. holder that so elects, on the settlement date for the sale.

        Gain or loss recognized by a U.S. holder on the sale, exchange or retirement of a debt security that is attributable to changes in currency exchange rates will be ordinary income or loss and will consist of OID exchange gain or loss and principal exchange gain or loss. OID exchange gain or loss will equal the difference between the U.S. dollar value of the amount received on the sale, exchange or retirement of a debt security that is attributable to accrued but unpaid OID as determined by using the exchange rate on the date of the sale, exchange or retirement and the U.S. dollar value of accrued but unpaid OID as determined by the U.S. holder under the rules described above under "Original issue discount". Principal exchange gain or loss will equal the difference between the U.S. dollar value of the

U.S. holder's purchase price of the debt security in foreign currency determined on the date of the sale, exchange or retirement, and the U.S. dollar value of the U.S. holder's purchase price of the debt security in foreign currency determined on the date the U.S. holder acquired the debt security. The foregoing foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. holder on the sale, exchange or retirement of the debt security, and will generally be treated as from sources within the United States for U.S. foreign tax credit limitation purposes.

        Any gain or loss recognized by a U.S. holder in excess of foreign currency gain recognized on the sale, exchange or retirement of a debt security would generally be U.S. source capital gain or loss (except to the extent such amounts are attributable to market discount, accrued but unpaid interest, or subject to the general rules governing contingent payment obligations). Prospective investors are urged to consult their own tax advisors with respect to the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates that held the debt securities for more than one year) and capital losses (the deductibility of which is subject to limitations) in light of their own particular circumstances.

        A U.S. holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a debt security equal to the U.S. dollar value of the foreign currency at the time of the sale, exchange or retirement. Gain or loss, if any, realized by a U.S. holder on a sale or other disposition of that foreign currency will be ordinary income or loss and will generally be income from sources within the United States for foreign tax credit limitation purposes.

Warrants

Consequences of exercise

        Upon exercise of a warrant, a U.S. holder will not recognize gain or loss (except to the extent of cash, if any, received in lieu of the issuance of fractional securities) and will have a tax basis in the securities acquired pursuant to such exercise equal to such U.S. holder's tax basis in the warrant plus the exercise price of the warrant. The holding period for the securities so acquired will commence on the date of the exercise of the warrant. Subject to the discussion under "Passive foreign investment company considerations" above, if any cash is received in lieu of fractional securities, the U.S. holder will recognize gain or loss in an amount and of the same character that such U.S. holder would have recognized if such U.S. holder had received such fractional securities and then immediately sold them for cash back to the relevant issuer.

        Similarly, a U.S. holder will recognize gain or loss if it receives cash in settlement of a warrant equal to the difference between the amount realized on the settlement and such U.S. holder's adjusted tax basis in the warrant. Any gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the warrant was held by the holder for more than one year prior to the sale or exchange.

Sale, exchange and expiration of warrants

        Subject to the discussion under "Passive foreign investment company considerations" above, the sale of a warrant will result in the recognition of capital gain or loss to the U.S. holder in an amount equal to the difference between the amount realized on such sale or exchange and the U.S. holder's tax basis in the warrant. Any gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year prior to the sale or exchange.

        If a warrant expires unexercised, a U.S. holder will generally recognize a capital loss equal to such U.S. holder's tax basis in the warrant. Such capital loss may, subject to certain limitations, be used to offset capital gains, if any, otherwise realized by a U.S. holder.

Adjustments

        Under Section 305 of the Code, adjustments to the exercise price or conversion ratio of the warrants which may occur under certain circumstances, or the failure to make such adjustments, may result in the receipt of taxable constructive dividends by a U.S. holder. Constructive dividends are generally treated in a same manner as described under "Ordinary shares—Distributions".

Purchase contracts for securities

        Subject to the discussion under "Passive foreign investment company considerations" above, a U.S. holder generally will not recognize gain or loss on the purchase of the TNT ordinary shares or debt securities under a purchase contract, except with respect to any cash paid to a U.S. holder in lieu of a fractional share of the ordinary share or debt security, which should be treated as paid in exchange for such fractional share. A U.S. holder's aggregate initial tax basis in the ordinary shares or debt securities acquired under a purchase contract should generally be the purchase price paid for such ordinary shares or debt securities, less the portion of such purchase price and tax basis allocable to the fractional share. The holding period for the ordinary shares or debt securities acquired under the purchase contract will commence on the day following the acquisition of such ordinary shares or debt securities.

        If a purchase contract terminates, a U.S. holder will recognize gain or loss equal to the difference between the amount realized, if any, upon the termination and the U.S. holder's adjusted tax basis, if any, in the purchase contract at the time of the termination. Any such gain or loss will be capital gain or loss and the deductibility of any capital losses will be subject to limitations.

        If a purchase contract is part of a unit, the applicable prospectus supplement will provide additional discussion with respect to any special U.S. Federal income tax considerations relating to the effect the termination or settlement of a purchase contract may have on the components constituting the unit.

Units

        The purchase price of each unit will be allocated between the applicable ownership interest in the respective components constituting the unit in proportion to the components' respective fair market values at the time of the U.S. holder acquired the unit. Such allocation will establish the U.S. holder's initial tax basis in the ownership interest in respective components constituting the unit. The applicable prospectus supplement will discuss additional U.S. Federal income tax considerations applicable to the ownership of a unit. Prospective investors in units are urged to consult with their tax advisors as to the applicable tax considerations with respect to the ownership interest in a unit and the components constituting a unit in light of their own particular circumstances.

Special categories of debt securities

        Additional tax rules may apply to other categories of debt securities of TNT. The prospectus supplement for these debt securities may describe these rules. In addition, you should consult your tax advisor in these situations. These categories of debt securities include:

  •
  debt securities that are convertible into ordinary shares of TNT,

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  debt securities that are issued in bearer form,

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  debt securities with contingent payments,

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  debt securities with variable rate payments,

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  indexed debt securities where payments will be payable by reference to any index or formula,

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  debt securities that are perpetual in maturity,

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  debt securities that are callable by the issuer before their maturity, other than typical calls at a premium, and

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  debt securities that are extendable at the option of the issuer or the holder.

Information reporting and backup withholding

        Payments of interest (including OID) or dividends with respect to securities and the proceeds from the sale, retirement, or other disposition of securities made by a U.S. paying agent or other U.S. intermediary will be reported to the IRS and to the U.S. holder as may be required under applicable U.S. Treasury regulations. We, or agent, a broker, or any paying agent, as the case may be, may be required to backup withhold these payments if a non-corporate U.S. holder fails to provide an accurate taxpayer identification number and comply with other IRS requirements concerning information reporting. Certain U.S. holders (including, among others, corporations and tax-exempt organizations) are not subject to backup withholding. Backup withholding is not an additional tax. Any amount of backup withholding withheld may be used as a credit against your U.S. federal income tax liability provided that the required information is furnished to the IRS. U.S. holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Disclosure requirements

        Recently promulgated regulations meant to require the reporting of certain tax shelter transactions (Reportable Transactions) could be interpreted to cover transactions generally not regarded as tax shelters. Under these regulations, under certain circumstances certain transactions may be characterized as Reportable Transactions such as, among other things, certain foreign currency transactions or a sale, exchange, retirement or other taxable disposition of securities that results in a loss that exceeds certain thresholds and other specified conditions are met. Persons considering the purchase of securities should consult with their own tax advisors to determine the tax return obligations, if any, with respect to an investment in the securities, including any requirement to file IRS Form 8886 (Reportable Transaction Statement).

U.S. Federal income tax consequences to non-U.S. holders

Sale, exchange or retirement of securities

        If you sell, exchange or redeem ordinary shares or debt securities, you will generally not be subject to U.S. Federal income tax on any gain, unless one of the following applies:

  •
  the gain is connected with a trade or business that you conduct in the United States through an office or other fixed place of business, or

  •
  you are an individual, you are present in the United States for at least 183 days during the year in which you dispose of the guaranteed debt security, and certain other conditions are satisfied.

Information reporting and backup withholding

        United States rules concerning information reporting and backup withholding are described above. These rules apply to non-U.S. holders as follows:

        Information reporting and backup withholding may apply if you use the U.S. office of a broker or agent, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker or agent that has certain connections to the United States. You may be required to comply with applicable certification procedures to establish that you are not a U.S. holder in order to avoid the application of such information reporting and backup withholding requirements. You should consult your tax advisor concerning the application of the information reporting and backup withholding rules.

        Prospective investors are urged to consult legal and tax advisors in the countries of their citizenship, residence and domicile to determine the possible tax consequences of purchasing, holding, selling and redeeming securities under the laws of their respective jurisdictions in light of their own particular circumstances.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus in one or more of the following ways:

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  through underwriters,

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  through dealers,

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  through agents, or

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  directly to purchasers.

        The distribution of the securities may be carried out from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        The prospectus supplement or, if applicable, the pricing supplement relating to any offering will include the following information:

  •
  the terms of the offering,

  •
  the names of any underwriters, dealers or agents,

  •
  the purchase price of, or consideration payable for, the securities,

  •
  the net proceeds to us from the sale of the securities,

  •
  any delayed delivery arrangements,

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  any underwriting discounts or other underwriters' compensation,

  •
  any discounts or concessions allowed or re-allowed or paid to dealers, and

  •
  any other information we think is important.

Sales through underwriters or dealers

        If we use underwriters in an offering using this prospectus, we will execute an underwriting agreement with one or more underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to specified conditions precedent and that the underwriters will be obligated to purchase all of the offered securities if they purchase any. Underwriters may sell those securities through dealers. The underwriters may change the initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers. If we use underwriters in an offering of securities using this prospectus, the related prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities. To the extent that we conduct an "at the market" equity offering under this prospectus and we have not previously identified the underwriter for that offering, we will file with the SEC a post-effective amendment to the registration statement of which this prospectus is a part for this purpose.

        We may grant to the underwriters an option to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the related prospectus supplement or, if applicable, the pricing supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

        If we use a dealer in an offering of securities using this prospectus, we will sell the offered securities to the dealer as principal. The dealer may then resell those securities to the public or other dealers at a fixed price or varying prices to be determined at the time of resale.

Direct sales and sales through agents

        We may also use this prospectus to directly solicit offers to purchase securities. In this case, no underwriters or agents would be involved. Except as set forth in the related prospectus supplement, none of our directors, officers or employees will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

        We may also sell the offered securities through agents we designate from time to time. In the prospectus supplement, we will describe any commission payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Delayed delivery contracts

        We may authorize underwriters and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions we may approve. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. Any commission paid to agents and underwriters soliciting purchases of securities pursuant to delayed delivery contracts accepted by us will be detailed in the prospectus supplement.

Indemnification

        Underwriters, dealers or agents participating in a distribution of securities using this prospectus will be underwriters under the Securities Act. Pursuant to agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that those underwriters, dealers or agents may be required to make in respect of those liabilities.

LEGAL MATTERS

        The validity under the laws of New York and the Netherlands of the securities offered through this prospectus and the accuracy of the summary contained in "Taxation in the Netherlands" and "Taxation in the United States" has been passed upon by Allen & Overy LLP.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers Accountants N.V., independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers

        The Company's articles of association provide for indemnification for each member of the Company's Board of Management and Supervisory Board against any and all liabilities, claims, judgments, fines and penalties incurred by the board member as a result of any civil, criminal or administrative action, brought by any party other than TNT or its group companies, in relation to acts or omissions in or related to the individual's capacity as a board member of the Board of Management or the Supervisory Board. Members of the Board of Management and Supervisory Board will not be indemnified with respect to claims insofar as they relate to the gaining in fact of personal profits, advantages or remuneration to which he or she was not legally entitled, or if the director shall have been adjudged to be liable for willful misconduct or intentional recklessness. In addition, the indemnification does not cover "internal liability", defined as liability of the director towards TNT.

        We may enter into indemnity agreements with our directors, officers, employees and agents against expenses and certain other liabilities arising out of their conduct on behalf of our company to the maximum extent and under all circumstances permitted by law.

        Members of the Supervisory Board and the Managing Directors are, to a limited extent, insured under an insurance policy against damages resulting from their conduct when acting in their capacities as such.

Item 9.    Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Company's Registration Statement on Form F-3 (No. 333-123342), filed with the Commission March 16, 2005)
4.1	Articles of Association of TNT N.V., as amended and restated April 11, 2005 (English translation) (incorporated by reference to the Company's Report on Form 6-K, filed with the Commission May 2, 2005)
4.2	Deposit Agreement dated as of June 15, 1998 among the Company, Citibank, N.A., as depositary, and the holders and beneficial owners of American Depositary Receipts (incorporated by reference to Exhibit A to pre-effective Amendment No. 1 to the Company's Registration Statement on Form F-6 (No. 333-8802), filed with the Commission June 25, 1998)
4.3	Form of American Depositary Receipt (included in Exhibit 4.2)
4.4	Indenture dated May 28, 2004 between the Company and Citibank, N.A., as Trustee (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form F-3 (No. 333-123342), filed with the Commission March 16, 2005)
4.5	Form of Warrant Agreement (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form F-3 (No. 333-123342), filed with the Commission March 16, 2005)
4.6	Form of Purchase Contract Agreement (incorporated by reference to Exhibit 4.6 to the Company's Registration Statement on Form F-3 (No. 333-123342), filed with the Commission March 16, 2005)
4.7	Form of Unit Agreement (incorporated by reference to Exhibit 4.7 to the Company's Registration Statement on Form F-3 (No. 333-123342), filed with the Commission March 16, 2005)
5.1	Opinion of Allen & Overy LLP, London, United Kingdom
5.2	Opinion of Allen & Overy LLP, Amsterdam, the Netherlands
8.1	Tax opinion of Allen & Overy LLP, New York, New York (incorporated by reference to Exhibit 8.1 to the Company's Registration Statement on Form F-3 (No. 333-123342), filed with the Commission March 16, 2005)
8.2	Tax opinion of Allen & Overy LLP, Amsterdam, the Netherlands (incorporated by reference to Exhibit 8.2 to the Company's Registration Statement on Form F-3 (No. 333-123342), filed with the Commission March 16, 2005)
12.1	Statement Regarding Calculation of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the Company's Registration Statement on Form F-3 (No. 333-123342), filed with the Commission March 16, 2005)
23.1	Consent of Allen & Overy LLP, London, United Kingdom (included in Exhibit 5.1)
23.2	Consent of Allen & Overy LLP, Amsterdam, the Netherlands (included in Exhibit 5.2)
23.3	Consent of Allen & Overy LLP, New York, New York (included in Exhibit 8.1)
23.4	Consent of Allen & Overy LLP, Amsterdam, the Netherlands (included in Exhibit 8.2)
23.5	Consent of PricewaterhouseCoopers Accountants N.V.
24.1	Powers of Attorney (included on signature pages)
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 (incorporated by reference to Exhibit 25.1 to the Company's Registration Statement on Form F-3 (No. 333-123342), filed with the Commission March 16, 2005)

Item 10.    Undertakings

        A.    Undertaking pursuant to Rule 415:

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (a)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (b)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (c)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this subparagraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in Form F-3.

        B.    Undertaking regarding filings incorporating subsequent Exchange Act documents by reference:

        The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, if applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C.    Undertaking regarding request for acceleration of effective date:

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hoofddorp, the Netherlands, on May 30, 2005.

TNT N.V.

By:	/s/ M. P. BAKKER

Name:	M. P. Bakker
Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ M. P. BAKKER M. P. Bakker	Chief Executive Officer	May 30, 2005
/s/ J. G. HAARS J. G. Haars	Chief Financial Officer	May 30, 2005
/s/ H. POPPING H. Popping	Principal Accounting Officer	May 30, 2005
* J. H. M. Hommen	Supervisory Board Chairman	May 30, 2005
* R. J. N. Abrahamsen	Supervisory Board Member	May 30, 2005
* R. Dahan	Supervisory Board Member	May 30, 2005
* W. Kok	Supervisory Board Member	May 30, 2005

* R. W. H. Stomberg	Supervisory Board Member	May 30, 2005
*By:	/s/ J. G. HAARS Attorney-in-Fact

 SIGNATURE OF AUTHORIZED REPRESENTATIVE OF TNT N.V.

        Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of TNT N.V. has signed this registration statement in Jacksonville, Florida on May 31, 2005.

TNT Logistics North America Inc.
By:	/s/ RUTH DICKER

Name:	Ruth Dicker
Title:	Vice President General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Company's Registration Statement on Form F-3 (No. 333-123342), filed with the Commission March 16, 2005)
4.1	Articles of Association of TNT N.V., as amended and restated April 11, 2005 (English translation) (incorporated by reference to the Company's Report on Form 6-K, filed with the Commission May 2, 2005)
4.2	Deposit Agreement dated as of June 15, 1998 among the Company, Citibank, N.A., as depositary, and the holders and beneficial owners of American Depositary Receipts (incorporated by reference to Exhibit A to pre-effective Amendment No. 1 to the Company's Registration Statement on Form F-6 (No. 333-8802), filed with the Commission June 25, 1998)
4.3	Form of American Depositary Receipt (included in Exhibit 4.2)
4.4	Indenture dated May 28, 2004 between the Company and Citibank, N.A., as Trustee (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form F-3 (No. 333-123342), filed with the Commission March 16, 2005)
4.5	Form of Warrant Agreement (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form F-3 (No. 333-123342), filed with the Commission March 16, 2005)
4.6	Form of Purchase Contract Agreement (incorporated by reference to Exhibit 4.6 to the Company's Registration Statement on Form F-3 (No. 333-123342), filed with the Commission March 16, 2005)
4.7	Form of Unit Agreement (incorporated by reference to Exhibit 4.7 to the Company's Registration Statement on Form F-3 (No. 333-123342), filed with the Commission March 16, 2005)
5.1	Opinion of Allen & Overy LLP, London, United Kingdom
5.2	Opinion of Allen & Overy LLP, Amsterdam, the Netherlands
8.1	Tax opinion of Allen & Overy LLP, New York, New York (incorporated by reference to Exhibit 8.1 to the Company's Registration Statement on Form F-3 (No. 333-123342), filed with the Commission March 16, 2005)
8.2	Tax opinion of Allen & Overy LLP, Amsterdam, the Netherlands (incorporated by reference to Exhibit 8.2 to the Company's Registration Statement on Form F-3 (No. 333-123342), filed with the Commission March 16, 2005)
12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the Company's Registration Statement on Form F-3 (No. 333-123342), filed with the Commission March 16, 2005)
23.1	Consent of Allen & Overy LLP, London, United Kingdom (included in Exhibit 5.1)
23.2	Consent of Allen & Overy LLP, Amsterdam, the Netherlands (included in Exhibit 5.2)
23.3	Consent of Allen & Overy LLP, New York, New York (included in Exhibit 8.1)
23.4	Consent of Allen & Overy LLP, Amsterdam, the Netherlands (included in Exhibit 8.2)
23.5	Consent of PricewaterhouseCoopers Accountants N.V.
24.1	Powers of Attorney (included on signature pages)
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 (incorporated by reference to Exhibit 25.1 to the Company's Registration Statement on Form F-3 (No. 333-123342), filed with the Commission March 16, 2005)

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CONTENTS
FORWARD-LOOKING STATEMENTS
ABOUT THIS PROSPECTUS
TNT N.V.
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
FINANCIAL INFORMATION
ENFORCEMENT OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS
RATIOS OF EARNINGS TO FIXED CHARGES
CAPITALIZATION AND INDEBTEDNESS
USE OF PROCEEDS
DESCRIPTION OF ORDINARY SHARES
DESCRIPTION OF AMERICAN DEPOSITARY SHARES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF PURCHASE CONTRACTS
DESCRIPTION OF UNITS
TAXATION IN THE NETHERLANDS
TAXATION IN THE UNITED STATES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 8. Indemnification of Directors and Officers
  Item 9. Exhibits
  Item 10. Undertakings
SIGNATURES
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF TNT N.V.
EXHIBIT INDEX